Exhibit 99.1

Risk Factors

Unless otherwise noted or the context otherwise requires, references to the “Company,” “USAR,” “USA Rare Earth” “we,” “us,” or “our” refer to USA Rare Earth, Inc. and its subsidiaries and references to the “SVRE Merger” refer to the merger of SVRE Holdings Ltd. (“SVRE”) with and into Middlebury Merger Sub Ltd. (“Merger Sub”), an indirect, wholly owned subsidiary of USAR, with Merger Sub continuing as the surviving company and an indirect, wholly owned subsidiary of USAR, pursuant to the Agreement and Plan of Merger, dated as of April 19, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among USAR, Merger Sub, SVRE and Serra Verde Rare Earths Ltd., as Shareholder Representative. The following discussion sets forth what management currently believes could be the most significant risks and uncertainties that could impact our business, results of operations, and financial condition. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in USAR’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026. If any of the following events occur, our business, results of operations, and financial condition may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations. References to past events are provided by way of example only and they or the lack of reference to any past event or example are not intended to be a representation as to whether or not such factors have occurred in the past or their likelihood of occurring in the future.

Risks Related to Manufacturing and Production

The Stillwater Facility and Blacksburg Facility are under development and are not yet completed, we have not commenced sales of neo magnets, and we have limited history in commercial magnet-making operations which limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans.

Our magnet manufacturing facility located in Stillwater, Oklahoma (the “Stillwater Facility”) and our planned magnet manufacturing facility located in Blacksburg, South Carolina (the “Blacksburg Facility”) are both under development and we may not be able to secure the necessary feedstock, offtake, or equipment in order to economically produce neo magnets, including from our operations and rights related to Round Top Mountain and the Round Top Mountain heavy rare earth metals deposit (the “Round Top Project”, and together with the Stillwater Facility, the Blacksburg Facility and our other planned facilities, our “Projects”). We have not realized any revenues to date from the sale of neo magnets, critical minerals or rare earth minerals, and our operating cash flow needs have been substantially financed through the incurrence of debt and equity raises and not through cash flows derived from our operations. As a result, we have little historical financial and operating information available to help you evaluate our performance. Any profitability in the future from our magnet business will be dependent upon economical development of the Stillwater Facility and our other planned facilities and production of neo magnets, which is subject to numerous risk factors. Accordingly, we may not realize profits, including in the medium to long term. Additional expenditures are required to construct, complete and install additional neo magnet production equipment and our neo magnet production capabilities might not be able to fully utilize the nameplate capacity of the equipment. In addition, we have no operating history upon which to base estimates of future operating costs and capital requirements in our magnet business. Actual operating costs and economic returns of any and all of our Projects may materially differ from the costs and returns estimated, and accordingly our financial condition, results of operations and cash flows may be negatively affected. In the near term, our development and growth depends on our ability to: (i) successfully produce magnets at the Stillwater Facility; (ii) secure one or more reliable sources of rare earth feedstock at prices that are acceptable and attractive to us; and (iii) secure one or more neo magnet customers that are willing and able to purchase our neo magnets at prices that are expected to be profitable for us. Delays in the completion of the Stillwater Facility, the Blacksburg Facility or the Round Top Project could have a material adverse effect on our business, results of operations and financial condition.

The Round Top Project is at the exploration stage and we have not commenced construction or commission of the mine nor related facilities, and the development of the Round Top Project into a producing mine is subject to a variety of risks, any number of which may cause the development of the Round Top Project into a producing mine to not occur, be delayed, or not result in the commercial extraction of minerals.

We have not yet begun to extract minerals at commercial scale from the Round Top Project. The Round Top Project might not be able to be commercially mined and our ongoing exploration programs may not result in the development of profitable commercial mining operations. Few properties or deposits that are explored are ultimately developed into producing mines. Major expenses will be required to complete the Round Top Project. We may not be able to develop the Round Top Project into an operating mine and doing so may not result in the commercial extraction of mineral deposits. There are many factors that may result in the Round Top Project not reaching completion or production, including failure to obtain adequate funding, failure to successfully complete a pre-or a definitive feasibility study that the project could profitably produce rare earth minerals, failure to meet lease related timelines, failure to satisfy other operational risks regarding obtaining adequate power, water, expertise and human resources, failure to obtain and sustain the necessary permits for operations and other aspects of the business of operating the Round Top Project. We may never reach commercial or profitable production of rare earth minerals. Even if the Round Top Project is mined, we may not realize profits from our exploration or development activities in the short, medium, or long term. The actual risks that we will face in the future in connection with the Round Top Project are unknown at this time, but may include:

●	The preliminary and definitive feasibility studies, when delivered, may not support the economic viability of the Round Top Project moving forward, and the assumptions used in the studies to underpin the viability of the Round Top Project (including, but not limited to, the prices of critical minerals or rare earth minerals) may not remain accurate in the future.

●	We are in the process of developing a flow sheet with respect to the processing of rare earth minerals from our assets in the Round Top Project, but we may not be able to do so. If we are unable to develop a flow sheet that results in profitable production, our business and results of operations may be harmed.

●	An increase in the global supply of rare earth magnets or critical and rare earth minerals related products, dumping, predatory pricing and other tactics by our competitors or state actors may adversely affect our profitability.

●	When compared to many industrial and commercial operations, mining exploration and development projects are high risk and subject to uncertainties. Each mineral resource is unique and the nature of the mineralization, and the occurrence and grade of the minerals, as well as behavior of the mineral resource during mining, are unpredictable. Any mineral resource estimates may be materially different from mineral quantities we may recover, any life-of-mine estimates may prove inaccurate and market price fluctuations and changes in operating and capital costs may render mineral resources uneconomic to mine. Uncertainty and/or error in our estimates of minerals in the Round Top Project could result in lower-than-expected revenues and higher-than-expected costs.

●	The mining and production of rare earth and critical minerals and related products is a highly competitive industry in a high demand and growth environment and additional rare earth and critical mineral manufacturing, refining and mining competitors could result in a reduction in revenue.

●	The imposition of tariffs related to rare earths and other critical minerals and a resulting trade dispute could disrupt the market for our products.

●	The mining and production of rare earth and critical minerals and related products is a capital-intensive business that requires the commitment of substantial resources; if we do not have sufficient capital or resources to provide for such activities, it could negatively impact our business.

●	The performance of the Round Top Project will depend on its ability to reach favorable production rates for the separation of rare earths.

●	The revenue generated by the Round Top Project may be negatively impacted by possible competition from substitutions for critical and rare earth minerals.

●	Our continued growth depends on our ability to obtain commercial deployment of our mineral processing and purification technology, or the identification of third-party technologies or processes, and the ability of any such technology and/or processes to efficiently process and purify one or more feedstocks of mixed rare earth mineral concentrates.

●	Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated, and future development activities may not result in profitable mining, processing or production operations.

●	The Round Top Project has no operating history on which to base estimates of future operating costs and capital requirements. Before operations commence, any projections we may produce are based upon estimates and assumptions made at the time they were prepared. If these estimates or assumptions prove to be incorrect or inaccurate, our actual operating results may differ materially from any forecasted results.

●	Our resource estimates, if any, may change significantly when new information or techniques become available. In addition, by their very nature, resource estimates are imprecise and depend to some extent on interpretations, which may prove to be inaccurate. As further information becomes available through additional fieldwork and analysis, our estimates, if any, are likely to change and these changes may result in a reduction in our resources. These changes may also result in alterations to our development and mining plans, which may, in turn, adversely affect our operations.

●	We face opposition from organizations that oppose mining which may disrupt or delay our Round Top Project.

●	We will be required to obtain and sustain governmental permits and approvals to develop and operate the Round Top Project, a process which is often costly, time-consuming and somewhat uncertain as to outcome. These permits may include permits related to disposal of radioactive mineral waste, which will depend on how we conduct our processing operations in the future as well as what thresholds (regarding whether a permit is required or not) are set by the government at that point in time. Failure to obtain or retain any necessary permits or approvals for our planned operations may negatively impact our business.

●	A third party has obtained prospecting permits from the Texas General Land Office (the "GLO") for land in close proximity to our Round Top Project, including land on which we hold an active purchase option. The holder of a prospecting permit may apply to the GLO to convert the permit into a mining lease, and the GLO has discretion whether to grant any such application. If the GLO were to grant mining leases or additional prospecting permits covering land in close proximity to the Round Top Project, our ability to conduct our operations as currently planned could be adversely affected.

●	Land reclamation and mine closure may be burdensome and costly.

●	Because of the dangers involved in the mining of minerals, there is a risk that we may incur liability or damages as we conduct our business.

●	We and our management do not have experience operating a mine and may not have a complete or accurate understanding of the risks we may face in the future related to the Round Top Project.

We may experience time delays, unforeseen expenses, increased capital costs, and other complications in operating our business that could delay the start of revenue-generating activities and increased revenues, and increase our development costs.

The production of neo magnets and strip-cast and alloy manufacturing and mineral exploration and mining by their nature involve significant risks and hazards, including environmental hazards, as well as industrial and mining accidents. These include, for example, occupational hazards, leaks, ruptures, explosions, chemical spills, seismic or other natural events, fires, flooding, discharges of gasses and toxic substances, contamination of water, air or soil resources, unusual and unexpected rock formation affecting mineralization or wall rock characteristics, ground or slope failures, rock bursts, wildfires, radioactivity and other accidents, incidents, or conditions resulting from mining or manufacturing activities, including, among others, blasting and the transport, storage and handling of hazardous materials. In particular, the production of strip-cast and alloys and neo magnets involves the use of heavy equipment and operations at high temperatures. These operations can be dangerous and safety incidents in these operations may cause damage to and loss of equipment, injury or death, monetary losses and potential legal liabilities. Any such incidents could have a material adverse effect on our business, operating results and financial condition. Furthermore, there is the risk that relevant regulators may impose fines and work stoppages for non-compliant production or mining operating procedures and activities, which could reduce or halt production or mining until lifted. The occurrence of any of these events could delay or halt production, increase production costs and result in financial and regulatory liability for us, which could have a material adverse effect on our business, results of operations and financial condition. In addition, the relevant environmental authorities have issued and may issue administrative directives and compliance notices in the future, to enforce the provisions of the relevant statutes to take specific anti-pollution measures, continue with those measures and/or to complete those measures. The authorities may also order the suspension of part, or all of, our operations if there is non-compliance with legislation. Contravention of some of these statutes may also constitute a criminal offense and an offender may be liable for a fine or imprisonment, or both, in addition to administrative penalties. As a result, the occurrence of any of these events may have a material adverse effect on our business, results of operations and financial condition.

Our research and development programs may not succeed in achieving their technological objectives, which could impair our ability to establish commercially viable extraction, separation, and magnet manufacturing operations.

Our business model and long-term commercial success depend heavily on the successful outcome of our research and development activities across three distinct programs: (i) our Colorado Facility, focused on developing proprietary extraction and separation technologies (the “Colorado Facility”); (ii) our in-house Innovations Lab and R&D Program at the Stillwater Facility, focused on developing the intellectual property, technologies, and processes for manufacturing of sintered neodymium-iron-boron (“NdFeB”) permanent magnets; and (iii) our research and development enhancements to our metal-making operations at Less Common Metals Ltd. (“Less Common Metals”). There is no assurance that any of these programs will yield commercially viable, scalable results. The Colorado Facility is a development and demonstration facility, not a commercial production facility, and the technologies developed there may prove insufficient or prohibitively costly to scale. Similarly, our Innovations Lab may fail to develop magnet formulations and processes that are competitive in performance and cost, or that satisfy the exacting qualification requirements of defense and commercial customers. Finally, our research and developments enhancements at Less Common Metals may not result in commercially scalable processes and products. If our research and development programs fail to achieve their objectives, or if successful results cannot be translated into scalable commercial processes in a timely manner, our business, results of operations, and financial condition could be materially and adversely affected.

Until our Round Top Project is capable of satisfying our feedstock needs, if ever, our business is subject to the availability of rare earth oxide and metal feedstock, in quantities and prices that allow us to develop and commercially operate our Stillwater Facility and provide cost-effective feedstock to Less Common Metals.

Our Round Top Project is in its exploration stage and is not currently able to satisfy the feedstock needs necessary for the development and commercial operation of our Stillwater Facility and may never be able to do so. Unless and until our Round Top Project is capable of satisfying our feedstock needs, we will be required to enter into feedstock supply agreements with third-parties. We are in the process of pursuing feedstock supply and offtake arrangements with potential counterparties in an effort to provide adequate sources of feedstock for the purchase of all or substantially all of our production from our Stillwater Facility, once operational, on terms favorable to us. We also receive metal feedstock from Less Common Metals, which is currently experiencing delays in providing the Stillwater Facility with such metal feedstock, which in turn has impacted production at the Stillwater Facility. If we are unable to secure supply agreements that ensure that all of our feedstock needs are met, we may not achieve our goals. If this happens, our results of operations and financial condition could be materially and adversely affected.

The production of neo magnets and manufacturing of strip-cast and alloy are capital-intensive and require the commitment of substantial resources; if we do not have sufficient capital or other resources necessary to provide for such production and manufacturing, it could negatively impact our business.

Neo magnet production, and strip-cast and alloy manufacturing, requires large amounts of capital. We expect to materially increase our capital expenditures and working capital requirements to begin commercial production of neo magnets, as well as support the growth of our business and operations. To support this growth, we will need to raise additional capital (debt or equity) from time-to-time to complete or fund our long-term strategic goals. Our long-term strategic goals are based on, among other things, expectations as to capital expenditures, and if we are unable to fund those long-term capital expenditures or the level of necessary capital expenditures increases above our current expectations, we will not achieve the long-term targets set forth in our strategic goals or be able to develop currently contemplated or future capital projects or be able to continue production at cost-effective levels. Furthermore, any such reduction in long-term capital expenditures may cause us to forego some of the benefits of any future increases in commodity prices, as it is generally costly or impossible to resume production immediately or complete a deferred expansionary capital expenditure project once delayed, which may adversely affect our results of operations or financial condition.

We will need to manufacture our products to exacting specifications in order to provide customers with a consistently high-quality product. An inability to meet customer specifications would negatively impact our business.

We need to manufacture our products to meet customer needs and specifications. An inability to perfect the relevant production process to the level necessary in order to meet customer specifications may have a material adverse effect on our financial condition or results of operations. In addition, customer needs and specifications may change over time. Any delay or failure in developing processes to meet changing customer needs and specifications may have a material adverse effect on our financial condition or results of operations.

We may be adversely affected by fluctuations in demand for, and prices of, our products.

Because our revenue is, and will for the foreseeable future be, derived from the production and sale of our products, changes in demand for, and the market price of, and taxes and other tariffs and fees imposed upon such products and their inputs could significantly affect our profitability. Our financial results may be significantly adversely affected by declines in the prices of our products. Prices for our products may fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, taxes, tariffs, inflation or deflation, currency fluctuations, shipping and other transportation and logistics costs, global and regional supply and demand, potential industry trends, such as competitor consolidation or other integration methodologies, and the political and economic conditions of countries that produce and procure our products. Furthermore, supply side factors have a significant influence on price volatility for critical and rare earth minerals, necessary feedstock, and prices. Supply of rare earth minerals, necessary feedstock, and neo magnets is currently dominated by Chinese producers. The Chinese Central Government regulates production via quotas and environmental standards and has changed, and may continue to change, such production quotas and environmental standards. Periods of over supply or speculative trading of critical and rare earth minerals can lead to significant fluctuations in the market price.

In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to critical and rare earth minerals supply and demand and ultimately to the broader markets. Some periods of high critical and rare earth mineral market prices generally are beneficial to our financial performance if we are producing rare earth minerals. If magnet prices rise in concert with such higher mineral prices, strong critical and rare earth mineral prices will also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for our products or increase our third-party feedstock costs, and at the same time may incentivize development of competing mining and manufacturing operations.

Additionally, because we are currently dependent on third parties for feedstock, changes in the demand for, the market price of, or taxes, tariffs, or other fees imposed on such feedstock may affect our ability to acquire our supply needs at an economical price. Changes in the price of feedstock could materially and adversely affect our operations and ultimate financial results.

Risks Related to Business Operations

Since our inception, we have generated negative operating cash flows and we may experience negative cash flow from operations in the future. We may not be successful in achieving profitability.

We are an early-stage company with a limited operating history. Since our inception, we have generated negative operating cash flows and we may experience negative cash flow from operations in the future. We incurred a net loss of $298.5 million for the year ended December 31, 2025 and had an accumulated deficit of $387.4 million as of December 31, 2025. Our 2025 revenues were derived solely from our Less Common Metals business for a portion of the year following the Less Common Metals acquisition (“LCM Acquisition”), and we have not yet generated revenues from our Stillwater Facility or mineral production from the Round Top Project. We expect to sustain substantial operating expenses without generating sufficient revenues to cover those expenditures for the foreseeable future. Our future operations and strategic plans may be dependent upon the identification and successful completion of equity or debt financings. We may not be successful in completing equity or debt financings or in achieving profitability.

We may not be able to generate positive cashflow from our expected future business operations. Our long-term success will depend on implementing our business strategy and operational plan, as well as our ability to generate revenues, achieve and maintain profitability and develop positive cash flows from our magnet production.

Our ability to continue with our business plan to produce and sell neo magnets and our future plans regarding the Round Top Project, ultimately depends on our ability to generate revenues, achieve and maintain profitability, and generate positive cash flow from our operations. We cannot assure you that our Projects will result in achieving and maintaining profitability and developing positive cash flows. The economic viability of our future business activities has many risks and uncertainties including, but not limited to:

●	a significant, prolonged decrease in the price of neo magnets;

●	difficulty in marketing and/or selling neo magnets;

●	significantly higher than expected capital costs to construct and commission our Projects;

●	significantly higher than expected feedstock costs to support magnet production in the near term until the Round Top Project is capable of satisfying our feedstock needs;

●	significant delays, reductions or stoppages of production activities;

●	shortages of adequate and skilled labor or a significant increase in labor costs;

●	the introduction of significantly more stringent regulatory laws and regulations and associated delays in permitting; and

●	delays in the availability of necessary equipment, including construction or production equipment.

Our future business activities may change as a result of any one or more of these risks and uncertainties.

We may not be able to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our neo magnets and other products into definitive contracts, which may have a negative effect on our business.

We have commissioned and are producing under Phase 1a and are in the process of commissioning Phase 1b at our Stillwater Facility. The success of our business depends on our ability to generate revenue and operate profitably, which depends in part on our ability to identify target customers and convert such contacts into meaningful orders or expand on current customer relationships. We do not currently have any revenue or definitive off-take or sales agreements with customers in place in our magnet business. Although we are in periodic discussions with potential customers regarding potential offtake agreements, there is no assurance that the parties will be able to reach an agreement or that we will be able to produce and deliver the required neo magnets in accordance with the customer’s required specifications and timing requirements. If we are unable to negotiate, finalize and maintain such agreements and satisfy the conditions thereto in order to enter into definitive agreements, or are only able to do so on terms that are unfavorable to us, we will not be able to generate any revenue, which would have a material adverse effect on our business, prospects, operating results and financial condition.

We anticipate that our products will be delivered to certain customers on an early trial deployment basis for customer evaluation. If our targeted customers do not commit to making meaningful orders, it could adversely affect our business, prospects and results of operations. Our customers may require protections in the form of price reductions and other remedies for late delivery or performance problems. Delays in delivery of our products, unexpected performance problems or other events could cause us to fail to meet these contractual commitments, resulting in delays in obtaining necessary materials used in our production process, defects in material or workmanship or unexpected problems in our manufacturing process, which could lead to unanticipated revenue and earnings losses and financial penalties. The occurrence of any of these events could harm our business, prospects, results of operations and financial results.

Prior to reaching expected production rates at the Stillwater Facility, we intend to enter into short-and long-term sales contracts with new customers. However, there can be no assurance that these customers will enter into sales contracts for our products. Even if we do enter into offtake and/or sales agreements, we may fail to deliver the product required by such agreements or may experience production costs in excess of the fixed price to be paid to us under such agreements. The failure to enter into such contracts may have a material adverse effect on our financial position and results of operations.

The success of our business will depend, in part, on the growth of existing and emerging uses for neo magnets.

Our strategy is to produce and sell neo magnets, which are used in existing and emerging technologies, such as hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies. The success of our business accordingly depends on the continued growth of these end markets and successfully commercializing neo magnets, in such markets. If the market for these existing and emerging technologies does not grow as we expect, grows more slowly than we expect, or if the demand for our products in these markets decreases, then our business, prospects, financial condition and operating results could be harmed. In addition, the market for these technologies, particularly in the automotive and wind turbine industry, tends to be cyclical, which exposes us to increased volatility, and it is uncertain as to how such macroeconomic factors will impact our business.

Although certain restrictions are expected in the future to prohibit the Department of War from procuring samarium-cobalt and NdFeB permanent magnets mined, refined, separated, melted, or produced in China or other covered countries, there can be no assurance that these restrictions will result in increased demand for our products. Implementation of the restrictions may be delayed, waived, or modified, and the anticipated growth in demand for non-Chinese rare earth magnets may not occur on the timelines currently expected, or at all. Even if the Department of War procurement requirements for compliant magnet supply increase as anticipated, we may not be positioned to benefit from such demand.

Further, a prolonged or significant economic contraction in the U.S. or worldwide could put downward pressure on market prices of neo magnets. Protracted periods of low prices for neo magnets could significantly reduce revenues and the availability of required development funds in the future. This could cause substantial reductions to, or a suspension of, magnet production operations, impair asset values and reduce our results of operations and financial condition.

An increase in the global supply of neo magnets, or dumping, predatory pricing and other tactics by our competitors or state actors, may adversely affect our profitability.

The pricing and demand for neo magnets is affected by a number of factors beyond our control, including growth of economic development and the global supply and demand for neo magnets. China is projected to continue to account for a substantial portion of global neo production in the near future. China dominates the manufacture of metals and neo magnets from rare earths, capabilities that are not currently materially present in the United States, and the Chinese Central Government regulates production via quotas and environmental standards. Over the past few years, there has been significant restructuring of the Chinese markets in line with China Central Government policy. Assuming that we reach anticipated production rates for neo magnets and other planned downstream products and subsequently become fully operational and integrated, increased competition may lead our competitors to engage in predatory pricing or other behaviors designed to inhibit our further downstream integration. Any increase in the amount of neo magnets or related products available in the market, including those exported from other nations would result in increased competition and may result in price reductions, reduced margins or loss of potential market share, any of which could materially adversely affect our profitability. As a result of these factors, we may not be able to compete effectively against current and future competitors.

We operate in a highly competitive industry in a high demand and growth environment and additional manufacturing, refining and mining competitors could result in a reduction in revenue.

The rare earth magnet production and critical and rare earth minerals mining and processing markets are capital intensive and competitive. Production of neo magnets, and critical and rare earth minerals is dominated by our Chinese competitors. These competitors may have greater financial resources, as well as other strategic advantages to operate, maintain, improve and possibly expand their facilities. Additionally, our Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental and other governmental regulations and lower labor and benefit costs. For instance, many of our Chinese competitors dispose of the waste material from beneficiation in wet tailings dams, which are significantly less expensive to operate and potentially more harmful to the environment than the dry tailings method that we would expect to employ. Even upon successful completion of our planned business stages and/or Projects, if we are not able to achieve our anticipated costs of production, then any strategic advantages that our competitors may have over us, including, without limitation, lower labor, compliance and production costs, could have a material adverse effect on our business.

Some of our competitors have made, or may make, acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as demand for neo magnets and critical and rare earth materials increases. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility than we have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. These competitive pressures could have a material adverse effect on our business.

Changes in China’s or the United States’ political environment and policies, including changes in export/import policy may adversely affect our business.

Because of the current dominance of China in the critical and rare earth minerals industry, the possibility of adverse changes in trade or political relations with China as well as political instability in China could severely interfere with our industry and would have a material adverse effect on our operations.

Our sales may be adversely affected by the current and future political environment in China and the policies of the China Central Government. China could oversupply our markets in the U.S. and elsewhere with either cheaper magnet products or rare earth minerals or feedstock. China has historically heavily subsidized its domestic rare earth producers with respect to both rare earth feedstock and magnets. The U.S. government has called for substantial changes to foreign trade policy with China and has from time to time raised (as well as has proposed to further raise in the future), tariffs on several Chinese goods. China has at times retaliated with increased tariffs on U.S. goods, or the ban of exports of rare earth technologies and feedstock to other countries such as the U.S. While some impacts of Chinese trade policy may be beneficial for our business, any changes in U.S. trade policy could trigger retaliatory actions by affected countries, including China, resulting in trade wars which could likely result in increased volatility in the prices of rare earth and critical minerals, necessary feedstock, and neo magnets. Furthermore, unless and until these dynamic changes in favor of the increased competitiveness of domestic production, domestic production may not be economically viable in the global market place. As we are heavily dependent upon third-party feedstock unless and until our Round Top Project becomes a producing mine capable of satisfying our feedstock needs, if ever, and as China currently dominates the global supply of rare earth feedstock necessary for the production of neo magnets, any changes in U.S. and China relations, including through changes in policies by the Chinese government could adversely affect our financial condition and results of operations, including: changes in laws, regulations or the interpretation thereof, confiscatory taxation, governmental royalties, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises.

We are subject to risks associated with being designated on an export control list by China.

On June 22, 2026, we were added to China’s export control list, along with several other U.S. companies. Following this designation, exporters in China have been prohibited from exporting certain items to us, and exporters outside China have been prohibited from transferring or providing certain China-origin items to us without a license from the Chinese government, which in practice may be difficult or impossible to obtain. This restriction has had and is expected to continue to have an adverse impact on our ability to source key raw materials and supplies from China, which in turn has impacted and is expected to continue to impact our business. This designation, as well as any future designations or adverse actions taken by the Chinese government, may have a negative effect on our ability to produce our products, including if we are unable to source impacted items of the same quantity and quality from outside of China that are not of Chinese origin. China’s export control regime is relatively new, has recently been substantially expanded, and continues to evolve. The scope, extraterritorial reach and enforcement of these measures remain uncertain and, in certain respects, untested, and further changes could materially and adversely affect our business.

The amount of capital required for completion and build-out of our Projects may increase materially from our current estimates, and we expect to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means. Consequently, we depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

Until we generate significant revenue from our operations, we will continue to incur operating and investing net cash outflows associated with, but not limited to, the build out and growth of our Stillwater Facility, our Blacksburg Facility and expansion generally of our footprint, maintaining and acquiring properties, undertaking ongoing activities and the funding obligations to develop the assets of our Projects. We will require additional capital to fund our ongoing operations, complete our Stillwater Facility, and - in connection with our Round Top Project - explore and define rare earth mineralization and establish any future mining or rare earth manufacturing operations. Such additional funding may not be available to us on satisfactory terms, or at all.

In order to finance our future ongoing operations and future capital needs, we will require additional funds through the issuance of additional equity or debt securities. Depending on the type and terms of any financing we pursue, shareholders’ rights and the value of their investment in our common stock could be reduced. Any additional equity financing will dilute shareholdings. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. New or additional debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on such debt would increase costs and negatively impact operating results.

If we are unable to obtain additional financing, as needed, at competitive rates, our ability to fund our current operations and implement our business plan and strategy will be affected, and we would be required to reduce the scope of our operations and scale back our exploration, development and mining programs. There is, however, no guarantee that we will be able to secure any additional funding or be able to secure funding which will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position. Certain market disruptions may increase our cost of borrowing or affect our ability to access one or more financial markets. Such market disruptions could result from:

●	adverse economic conditions, including inflationary factors and recessionary fears;

●	adverse general capital market conditions, including rising interest rates;

●	poor performance and health of the neo magnets industry in general;

●	bankruptcy or financial distress of neo magnet companies or marketers;

●	significant decrease in the demand for neo magnets; or

●	adverse regulatory actions that affect our exploration and construction plans or the use of our current and planned products generally.

If additional capital is not available in sufficient amounts or on a timely basis, we will experience liquidity problems, and we could face the need to significantly curtail current operations, change our planned business strategies and pursue other remedial measures. Any curtailment of business operations would have a material negative effect on operating results, the value of our outstanding common and preferred shares.

Any failure by management to manage growth properly could negatively impact our business.

Future growth may place strains on our financial, technical, operational and administrative resources and cause us to rely more on project partners and independent contractors, thus, potentially adversely affecting our financial position and results of operations. We may not be successful in upgrading our technical, operational and administrative resources or increasing our internal resources sufficiently to provide certain of our services currently provided by third parties or which will be necessary in the future. Our inability to achieve or manage growth may materially and adversely affect our business, results of operations and financial condition.

A power or other utility disruption or shortage at our Projects could temporarily delay operations and increase costs, which may negatively impact our business.

Our facilities currently rely on electricity and other utilities each provided by a single utility company in West Texas and North-Central Oklahoma, respectively. Instability in electrical or other utility supply for those utility companies or in other utilities relied upon by Less Common Metals could cause sporadic outages and brownouts. Any such outages or brownouts could have a negative impact on our production. As a result, our revenue could be adversely impacted and our relationships with our customers could suffer, adversely impacting our ability to generate future revenue and otherwise perform our contractual obligations. In addition, if power to any of our Projects is disrupted during certain phases of our production processes, we may incur significant expenses that may adversely affect our business.

Increasing costs, including rising electricity and other utility costs, or limited access to raw materials may adversely affect our profitability.

We use significant amounts of electricity and other utilities, including water, in our operations at our Projects and such usage will increase as we increase production. We also use significant amounts of raw materials, whether rare earth feedstock or other raw materials such as chemical reagents used to process rare earth oxides. We need to purchase utilities and raw materials in the open market and as a result, we are and could continue to be subject to significant volatility in cost and availability. We may not be able to pass increased prices of such utilities or raw materials through to our customers in the form of price increases. If the Round Top Project is not completed, operative, and commercial, we will be wholly reliant on third-party sources for feedstock for neo production which could be costly and damaging to our results of operations. A significant increase in the price or decrease in the availability of these utilities or raw materials, could materially increase our operating costs and adversely affect our profit margins and production volumes.

Fluctuations in transportation costs or disruptions in transportation services or damage or loss during transport could decrease our competitiveness or impair our ability to deliver products to our customers.

We will need to transport our products to our future customers wherever they may be located. Finding affordable and dependable transportation is important because it allows us to supply customers around the world. Labor disputes, embargos, government restrictions, work stoppages, pandemics, derailments, damage or loss events, adverse weather conditions, other environmental events, changes to rail or ocean freight systems or other events and activities beyond our control could interrupt or limit available transport services, which could result in customer dissatisfaction and loss of sales potential and could materially adversely affect our results of operations.

Diminished access to water may adversely affect our operations.

Processing of rare earth oxides requires significant amounts of water. Any disruption in the process or loss of access to adequate water sources could prompt the need for significant access to fresh water. Additionally, once we complete the Round Top Project and our Stillwater Facility and Blacksburg Facility, we will require an even greater amount of water for our separation and extraction operations, including additional fresh water. With respect to the Round Top Project, we maintain and operate one water supply well field, which currently contains two wells, for potable and process water and own and/or lease land and wells in another water supply well field that we may be able to operate in the future. Any disruption to our current process or decrease in available water supply may have a material adverse effect on our operations and our financial condition or results of operations. In addition, future regulation or industry best practices may require more complex water reuse and recycling processes, which may increase operating costs.

We are subject to certain agreements with government entities that have provided us with certain incentives and favorable financing and contain conditions and obligations, including local investment, job creation, and repayment terms, that, if not complied with, could negatively impact our business or require us to repay that financing or lose access to those incentives.

We have been offered incentives by the State of Oklahoma, as well as the city of Stillwater, Oklahoma, to locate and operate our Projects, especially our Stillwater Facility and a grant by the State of Texas to accelerate development of the Round Top Project and may be offered similar incentives in the future. These incentives include cash grants, development financing at favorable terms, certain tax exemptions and rights to participate in government-subsidized jobs programs, among other things. If we do not comply with certain conditions and obligations in any such agreements, the governmental entities may terminate the respective agreement under which the incentives are to be provided, potentially resulting in our being required to repay certain funds and/or losing access to the applicable incentives and subsidized jobs programs.

Our business may be adversely affected by force majeure events outside our control, including labor unrest, civil disorder, war, subversive activities or sabotage, extreme weather conditions, fires, floods, tornados, earthquakes, explosions or other catastrophes, epidemics, like COVID-19, or quarantine restrictions.

We may be impacted by natural disasters, wars, health epidemics or pandemics or other events outside of our control. For example, our Stillwater Facility is located in Stillwater, Oklahoma, which is in the geographical area known as “tornado alley.” If major disasters such as tornados, earthquakes, wildfires, health epidemics or pandemics, floods or other events occur, or our information system or communications network breaks down or operates improperly, our ability to continue operations at our Projects may be seriously damaged, or we may have to stop or delay production and shipment of our products. We may incur expenses or delays relating to such events outside of our control, which could have a material adverse impact on our business, operating results and financial condition.

We are dependent upon information technology systems, which are subject to cyber threats, disruption, damage and failure. Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation. Further, a failure of our information technology and data security infrastructure could adversely affect our business and operations.

We maintain information necessary to conduct our businesses, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems to deliver our products and services and operate our businesses. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We use many third-party systems and software, which are also subject to supply chain and other cyberattacks. We attempt to develop and maintain information security programs to identify and mitigate cyber risks but the development and maintenance of these programs is costly and requires ongoing monitoring and updating as technology changes and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, exfiltration, destruction or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we provide some confidential, proprietary and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised.

If our information or cyber security systems or data are compromised in a material way, our ability to conduct our businesses may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and, as described above, we may lose revenue as a result of unlicensed use of our intellectual property. If personal information of our customers or employees is misappropriated, our reputation with our customers and employees may be damaged, resulting in loss of business or morale, and we may incur costs to remediate possible harm to our customers and employees or damages arising from litigation and/or to pay fines or take other action with respect to judicial or regulatory actions arising out of the incident. Insurance we obtain may not cover losses or damages associated with such attacks or events.

We rely on various information technology systems. These systems remain vulnerable to disruption, damage or failure from a variety of sources, including, but not limited to, errors by employees or contractors, computer viruses, cyberattacks, including phishing, ransomware, and similar malware, misappropriation of data by outside parties, and various other threats. Techniques used to obtain unauthorized access to or sabotage our systems are under continuous and rapid evolution, and we may be unable to detect efforts to disrupt our data and systems in advance. Breaches and unauthorized access carry the potential to cause losses of assets or production, operational delays, equipment failure that could cause other risks to be realized, inaccurate recordkeeping, or disclosure of confidential information, any of which could result in financial losses and regulatory or legal exposure, and could have a material adverse effect on our business, financial condition or results of operations. We may incur material losses relating to cyberattacks or other information security breaches in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As such threats continue to evolve, we may be required to expend additional resources to modify or enhance any protective measures or to investigate and remediate any security vulnerabilities.

We depend on key personnel for the success of our business. If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our desired level of growth and our business could suffer.

We highly value and depend on the contributions of our senior management and key personnel, particularly our experts with respect to magnet production. Our success continues to depend largely upon the performance of key officers, employees and consultants. The market for qualified talent has become increasingly competitive, with shortages of qualified talent relative to the number of available opportunities being experienced in all markets where we conduct our operations. The ability to remain competitive by offering higher compensation packages and programs for growth and development of personnel, with a view to retaining existing talent and attracting new talent, has become increasingly important to us. We may not be able to replace our senior management or key personnel (including personnel that are key to magnet production) with persons of equivalent expertise and experience within a reasonable period of time or at all if one or more of our senior management and key personnel are not retained, and we may incur additional expenses to recruit, train and retain additional personnel. Any prolonged inability to retain or attract key individuals could have a material adverse effect upon our growth potential and prospects. Additionally, we have not purchased any “key-man” insurance for our directors, officers or key employees.

Work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers could significantly disrupt our operations and reduce our revenues.

A work stoppage by any of the third-parties providing services in connection with construction at our Projects could significantly delay our Projects, especially our Stillwater Facility, and disrupt our operations, reduce our revenues and materially adversely affect our results of operations. Efficient production of critical minerals and rare earth products using modern techniques and equipment requires skilled technicians and engineers. In addition, our optimization and eventual downstream efforts will significantly increase the number of skilled operators, maintenance technicians, engineers and other personnel required to successfully operate our business. In the event that we are unable to hire, train and retain the necessary number of skilled technicians, engineers and other personnel there could be an adverse impact on our labor costs and our ability to reach anticipated production levels in a timely manner, which could have a material adverse effect on our results of operations.

Our success depends on developing and maintaining relationships with local communities and stakeholders.

Our ongoing and future success depends on developing and maintaining productive relationships with the communities surrounding our Projects, including those people who may have rights or may assert rights to certain of our properties and other stakeholders in our operating locations. Local communities and stakeholders may be dissatisfied with our activities or the level of benefits provided, which may result in legal or administrative proceedings, civil unrest, protests, direct action or campaigns against us. Any such occurrence could materially and adversely affect our business, financial condition or results of operations, as well as our ability to commence or continue exploration or mine development activities.

We are or may be subject to risks associated with acquisitions and strategic transactions.

As part of our ongoing business strategy, we regularly evaluate potential acquisition opportunities in the ordinary course of business as well as other types of strategic transactions. We may, from time to time, engage in discussions and negotiations with potential acquisition targets, partners or others, and we may enter into letters of intent, term sheets, or other non-binding or binding preliminary agreements with respect to potential acquisitions or other strategic transactions. These discussions and negotiations could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by a third party and increased expenses.

Any particular acquisition or other strategic opportunity we pursue may be material to our business, financial condition, results of operations, and cash flows. Acquisitions, if consummated, may be structured in a variety of ways and may be funded through cash on hand, borrowings, the issuance of equity or equity-linked securities (including shares of our common stock), or a combination thereof. The consideration paid in any acquisition may include cash, stock, assumption of liabilities, earnout arrangements, or other forms of consideration, or any combination of the foregoing.

In addition, we may acquire additional assets, products, technologies or businesses, which may require shareholder approval and approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs. Failure to obtain necessary approval may derail our business strategy. For example, our LCM Acquisition required approval from the U.K. Secretary of State under the National Security and Investment Act 2021 and the SVRE Merger was subject to approval under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

We cannot provide any assurance that any discussions, negotiations, or letters of intent will result in a definitive agreement or that any proposed transaction will be consummated on the terms contemplated, or at all. Further, future acquisitions and the subsequent integration of new assets and businesses into us may require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or businesses may not generate the expected financial results and may require additional investments in the acquired business after closing. Acquisitions could result in the use of substantial amounts of cash, the incurrence of substantial indebtedness, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We may fail to realize all of the anticipated benefits of the acquisition of Less Common Metals, including the anticipated acceleration of our mine-to-magnet strategy, on the anticipated timeline or at all.

We believe that there are significant benefits and synergies that may be realized through combining our existing business and the business of Less Common Metals, including accelerating our mine-to-magnet strategy and securing our access to high-quality rare-earth metal and strip cast alloy. However, the effort to realize these benefits and synergies is a complex process and may disrupt our and/or Less Common Metals’ operations if not implemented in a timely and efficient manner and has been and could continue to be negatively impacted by current market conditions in the rare earth minerals industry affecting, for instance, the availability of certain products and equipment. The full benefits of the acquisition of Less Common Metals, including the anticipated synergies, growth opportunities and supply-chain benefits, may not be achieved within the time frame we anticipate or at all. Failure to achieve the anticipated benefits of the LCM Acquisition or to identify all the risks associated with the LCM Acquisition could adversely affect our results of operations or cash flows, decrease or delay any accretive effect of the LCM Acquisition, and negatively impact the price of our common stock and our long-term value.

In addition, we are required to devote significant attention and resources to successfully align our and Less Common Metals’ respective business practices and operations. This process and other integration challenges may disrupt our business and limit the anticipated benefits of the LCM Acquisition.

The success of our LCM Acquisition depends on our ability to retain Less Common Metals’ existing customers and suppliers, as well as our ability to build relationships with new customers and suppliers.

The success of our LCM Acquisition depends on our ability to retain Less Common Metals’ existing customers and suppliers, as well as our ability to build relationships with new customers and suppliers. Customers may be concerned about potential changes in product offerings, pricing, service quality, or the combined company’s ability to meet their needs. Suppliers may have concerns about changes in purchasing volumes, payment terms, or the combined company’s financial stability. In addition, on June 22, 2026, we were added to China’s export control list, along with several other U.S. companies. The impact of this designation and the scarcity of certain products in the market due to China’s export control regime and other factors, has and will continue to have an impact on Less Common Metals’ ability to produce its products in the near term.

If Less Common Metals’ customers decide to reduce or discontinue their business with us, it could result in a significant loss of revenue. Similarly, if suppliers decide to terminate or renegotiate their agreements, it could lead to increased costs or disruptions in the supply chain. Furthermore, we may face challenges in integrating and harmonizing customer service and supplier management processes, which could impact the quality of relationships and the ability to achieve operational efficiencies.

Less Common Metals and our ability to build or maintain strong relationships with customers and suppliers is critical to long-term success. Any failure to retain Less Common Metals’ customers and suppliers, or to establish and maintain effective relationships with new and existing customers and suppliers, could adversely affect our business, results of operations and financial condition.

Risks Related to Intellectual Property

If we infringe, or are accused of infringing, the intellectual property rights of third parties, it may increase our costs or prevent us from being able to commercialize new products.

There is a risk that we may infringe, or may be accused of infringing, the proprietary rights of third parties under patents and pending patent applications belonging to third parties that may exist in the U.S. and elsewhere in the world that relate to our rare earth products and processes. Because the patent application process can take several years to complete, there may be currently pending applications that may later result in issued patents that cover our products and processes. In addition, our products and processes may infringe existing patents.

Defending ourselves against third-party claims, including litigation in particular, would be costly and time consuming and would divert management’s attention from our business, which could lead to delays in the completion of our Projects and our downstream expansion plans. If third parties are successful in their claims, we might have to pay substantial damages or take other actions that are adverse to our business. As a result of intellectual property infringement claims, or to avoid potential claims, we might:

●	be prohibited from, or delayed in, selling or licensing some of our products or using some of our processes unless the patent holder licenses the patent to us, which it is not required to do;

●	be required to pay substantial royalties or grant a cross license to our patents to another patent holder; or

●	be required to redesign a product or process so it does not infringe a third party’s patent, which may not be possible or could require substantial funds and time.

In addition, we could be subject to claims that our employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of third parties. If we are unable to resolve claims that may be brought against us by third parties related to their intellectual property rights on terms acceptable to us, we may be precluded from offering some of our products or using some of our processes.

We may not be able to adequately protect our intellectual property rights. If we fail to adequately enforce or defend our intellectual property rights, our business may be harmed.

Much of the technology used in the markets in which we compete is protected by patents and trade secrets, and our commercial success will depend in significant part on our ability to obtain and maintain patent and trade secret protection for our products and methods. To compete in these markets, we rely or may rely on a combination of trade secret protection, nondisclosure and licensing agreements, patents and trademarks to establish and protect our proprietary intellectual property rights, including our proprietary rare earth oxide and magnet production processes that are not currently patented. Our intellectual property rights may be challenged or infringed upon by third parties or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. In addition, our intellectual property may be subject to infringement or other unauthorized use outside of the U.S. In such case, our ability to protect our intellectual property rights by legal recourse or otherwise may be limited, particularly in countries where laws or enforcement practices are undeveloped or do not recognize or protect intellectual property rights to the same extent as the United States. Unauthorized use of our intellectual property rights or our inability to preserve existing intellectual property rights could adversely impact our competitive position and results of operations. The loss of our patents, if and once received, could reduce the value of the related products. In addition, the cost to litigate infringements of our patents (if and once received) or other intellectual property, or the cost to defend ourselves against patent or other intellectual policy infringement actions by others, could be substantial and, if incurred, could materially affect our business and financial condition.

Proprietary trade secrets and unpatented know-how are also very important to our business. We rely on trade secrets to protect certain aspects of our technology, especially where we do not believe that patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential or proprietary information. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Risks Related to Legal and Regulatory Matters

We will be required to obtain and maintain governmental permits and approvals to develop and operate the Projects, a process which is often costly and time-consuming. Failure to obtain or retain any necessary permits or approvals for our planned operations may negatively impact our business.

We are required to obtain and renew governmental permits and approvals for our Projects in connection with any exploration and development activities that we may in the future undertake and, prior to mining any mineralization that we discover, we may be required to obtain additional governmental permits and approvals that we do not currently possess or anticipate. Obtaining and renewing any of these governmental permits is a complex, time-consuming and uncertain process involving numerous jurisdictions, multiple government agencies, public hearings and possibly costly undertakings. The timeliness and success of permitting efforts are contingent upon many variables, some of which are not within our control, including the interpretation of approval requirements administered by the applicable governmental authority as well as the time required for, and the outcome of, any necessary environmental impact assessment.

We may not be able to obtain or renew permits or approvals that are necessary to our planned operations, or we may discover that the cost and time required to obtain or renew such permits and approvals exceeds our expectations. Any unexpected delays, costs or conditions associated with the governmental approval process could delay our planned exploration, development and mining operations, which in turn could materially adversely affect our prospects, revenues and profitability. In addition, our prospects may be adversely affected by the revocation or suspension of permits or by changes in the scope or conditions for use of any permits obtained.

For example, while many of the permits required for development of the Round Top Project come, or are expected to come, from the State of Texas, it is possible that the project will require a permit from the federal government, such as a permit under Section 404 of the Clean Water Act. If the project requires a federal permit, the project will be subject to environmental review under the NEPA. In that circumstance, in addition to additional permitting review, NEPA also provides an additional avenue for opponents to challenge the project.

In addition, we are required to obtain other permits and approvals before construction or operations related to zoning, rezoning, construction mining, mineral concentration and chemical manufacturing. To obtain certain permits, we may be required to conduct environmental studies and collect and present data to governmental authorities pertaining to the potential impact of our current and future operations upon the environment and to take steps to avoid or mitigate those impacts. The permitting rules, and interpretation thereof, are complex and have generally become more stringent over time. In some cases, the public (including environmental interest groups) has rights to comment upon, and submit objections to, permit applications and environmental impact statements prepared in connection therewith, and otherwise participate in the permitting process. Accordingly, permits required for our operations, including our Projects, may not be issued in a timely fashion or at all, or may be issued or renewed upon conditions that restrict our ability to conduct our operations economically. Any such failure to obtain, maintain, exchange, amend or renew permits, or other permitting delays or conditions, including in connection with any environmental impact analyses, could have a material adverse effect on our business, results of operations and financial condition.

Private parties, such as environmental organizations and local residents, frequently attempt to intervene in the permitting process to persuade regulators to deny necessary permits or seek to overturn permits that have been issued. These third-party actions can materially increase the costs of and cause delays in the permitting process and could cause us not to proceed with the development or operation of a property. In addition, our ability to successfully obtain key permits and approvals to explore for, develop, operate and expand operations will likely depend on our ability to undertake such activities in a manner consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Our ability to obtain permits and approvals and to successfully operate in particular communities may be adversely affected by real or perceived detrimental events associated with our activities.

Tariffs by the United States, counter-tariffs by other countries and future changes in tariff policies could adversely affect our results of operations.

The U.S. has imposed, and could impose in the future, broad-ranging tariffs on imports from some of its largest trading partners. In retaliation, many countries have imposed, and could impose in the future, counter-tariffs on U.S.-produced items. Tariffs have spurred, and could continue to spur, additional retaliatory moves by affected countries, including by China and the European Union member states.

We also face material risks with respect to tariff policies and the uncertainties and potential changes in such policies. For example, if tariffs are modified or changed in the future or our preliminary information is incorrect regarding the impact of tariffs on us, our consolidated results of operations could be materially negatively impacted. In addition, for purposes of our operations, we seek to acquire various materials, supplies and components imported into the U.S., including certain equipment utilized in metal-making, magnet making, and magnet finishing and as a result, we have been adversely impacted by the imposition of trade restrictions on such goods. We may also be adversely impacted if tariffs significantly hurt the economic outlook and negatively impact consumer demand and our ability to raise capital in the future.

Our operations are subject, or may become subject, to environmental, health and safety regulations, which could impose additional costs and compliance requirements or could limit or prevent our ability to continue our current operations or to undertake new operations, and we may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws.

Our operations are subject to compliance with various federal, state and local environmental, health and safety laws, regulations, permitting requirements and standards.

We are subject to environmental laws, regulations and permits in the various jurisdictions in which we operate. These environmental laws, regulations, and permits present greater risks if we progress our mining operations. Such regulations would include those relating to, among other things, the removal and extraction of natural resources, water usage and pollution, land use, procurement of certain materials used in our operations, the emission and discharge of materials into the environment, GHG emissions, air quality standards, plant and wildlife protection, remediation of soil and groundwater contamination, reclamation, restoration and closure of properties, including waste storage facilities, groundwater quality and availability, and the handling, storage, transport and disposal of wastes and hazardous materials and radioactive substances. These requirements may result in significant costs, liabilities and obligations, impose conditions that are difficult to achieve or otherwise delay, limit or prohibit current or planned operations. Pursuant to such requirements, we may be subject to inspections or reviews by governmental authorities. Failure to comply with these laws, including as they evolve, may result in the assessment of administrative, civil and criminal penalties, the issuance of injunctions to limit or cease operations, fines, the suspension or revocation of permits and other sanctions or the loss of support from key stakeholders. We expect to continue to incur significant capital and other compliance costs related to such requirements. These laws, regulations and permits, and the enforcement and interpretation thereof, change frequently and generally have become more stringent over time. If our noncompliance with such regulations were to result in a release of hazardous materials into the environment, such as soil or groundwater, we could be required to remediate such contamination, which could be costly. Moreover, noncompliance could subject us to private claims for property damage or personal injury based on exposure to hazardous materials or unsafe working conditions. In addition, changes in applicable requirements or stricter interpretation of existing requirements may result in costly compliance requirements or otherwise subject us to future liabilities. These requirements may in the future result in the exploration and development in connection with our Round Top Project being delayed, limited or prevented, and development operations may be curtailed. The occurrence of any of the foregoing, as well as any new environmental, health and safety laws and regulations applicable to our business or stricter interpretation or enforcement of existing laws and regulations, could have a material adverse effect on our business, financial condition and results of operations.

We also could be liable for any environmental contamination at, under or released from our or our predecessors’ currently or formerly owned or operated properties or third-party waste disposal sites. Certain environmental laws impose joint and several strict liability for releases of hazardous substances at such properties or sites, without regard to fault or the legality of the original conduct. A generator of waste can be held responsible for contamination resulting from the treatment or disposal of such waste at any off-site location (such as a landfill), regardless of whether the generator arranged for the treatment or disposal of the waste in compliance with applicable laws. Costs associated with liability for removal or remediation of contamination or damage to natural resources could be substantial and liability under these laws may attach without regard to whether the responsible party knew of, or was responsible for, the presence of the contaminants. Accordingly, we may be held responsible for more than our share of the contamination or other damages, up to and including the entire amount of such damages. In addition to potentially significant investigation and remediation costs, such matters can give rise to claims from governmental authorities and other third parties, including for orders, inspections, fines or penalties, natural resource damages, personal injury, property damage, toxic torts and other damages. Our costs, liabilities and obligations relating to environmental matters could have a material adverse effect on our business, financial position and results of operations. Additionally, due to the nature of our operations, our employees and contractors are exposed to varying degrees of risk in the workplace. These risks may include exposure to dangerous situations, machinery or materials and/or health hazards and have the potential to result in disease, personal injury or death. We are subject to laws and regulations concerning the health, safety and security of our employees (including third-party personnel) working at sites and persons who are not employed by us but may be directly affected by our operations under our management and, accordingly, must implement adequate health and safety systems and procedures. Health and safety incidents can result in loss of life, losses and liabilities, work stoppages, serious damage to equipment or property or environmental damage. These risk factors can, singularly or in combination, have a material effect on our reputation, results of operations and financial condition. In the event of disease, injury or death arising out of the negligence of an employer or its employees, a risk of civil and, in certain circumstances, criminal litigation exists. In the case of a work-related fatality, an employer may be subjected to criminal charges in a court of law. Furthermore, such incidents can result in citations for violation of various health and safety laws and regulations that could have a material adverse effect on our results of operations, financial condition and/or prospects.

Our failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations could negatively impact our reputation and results of operations.

Our governance and compliance policies and processes may not prevent potential breaches of law or accounting or other governance practices. Our operating and ethical codes, among other standards and guidance, may not prevent instances of fraudulent behavior and dishonesty, nor guarantee compliance with legal and regulatory requirements.

We are required to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, which may include Australian anti-bribery and corruption legislation, as well as the laws of the other countries (for example, the U.S. Foreign Corrupt Practices Act and the U.K.’s Bribery Act 2010) where we do business or have a close connection. These laws and regulations may restrict our operations, trade practices, investment decisions, and partnering activities. We are subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring our personnel and representatives into contact with “foreign officials” responsible for issuing or renewing permits, licenses or approvals or for enforcing other governmental regulations.

Our failure to successfully comply with these laws and regulations may expose us to reputational harm, as well as significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions and debarment from government contracts, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive. Compliance, on the other hand, often adds cost and complexity to the permitting process and subsequent operations. We continuously develop and maintain policies and procedures designed to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar areas. However, there can be no guarantee that our policies and procedures will effectively prevent violations by our employees or business partners acting on our behalf, for which we may be held responsible, and any such violation could adversely affect our reputation, business, results of operations and financial condition.

The impacts of climate change may adversely affect our operations and/or result in increased costs to comply with changes in regulations.

Climate change is an international and community concern which may directly or indirectly affect our business and current and future activities. The continuing rise in global average temperatures has created varying changes to regional climates across the world, and extreme weather events have the potential to delay or hinder our exploration activities at our mineral projects, and to delay or cease operations at any future mine. This may require us to make additional expenditures to mitigate the impact of such events which may materially and adversely increase our costs and/or reduce production at a future mine. Governments at all levels are amending or enacting additional legislation to address climate change by regulating, among other things, carbon emissions and energy efficiency, or where legislation has already been enacted, regulation regarding emission levels and energy efficiency are becoming more stringent. As a significant emitter of GHG emissions, the mining industry is particularly exposed to such laws and regulations. Compliance with such legislation and regulations, including the associated costs, may have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to commence or continue our exploration and future development and mining operations.

Changing climate patterns may also affect the availability of water. If the effects of climate change cause prolonged disruption in the delivery of essential commodities, then production efficiency may be reduced, which may have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, climate change is perceived as a threat to communities and governments globally and stakeholders may demand reductions in emissions or call upon companies to better manage their consumption of climate-relevant resources. A number of governments have already introduced or are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulations relating to emission levels (such as carbon taxes) and energy efficiency are becoming more stringent. If the current regulatory trend continues, this may result in increased costs at our Round Top Project.

We are exposed to possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims. Further, we may be involved in disputes with other parties in the future that may result in litigation. Current or future litigation or administrative proceedings could have a negative impact on our business.

We may become involved in, named as a party to, or be the subject of, various legal proceedings, including regulatory proceedings, tax proceedings and legal actions, relating to personal injuries, property damage, property taxes, land rights, the environment and contract disputes. The outcome of outstanding, pending or future proceedings cannot be predicted with certainty and may be determined adversely to us and as a result, could have a material adverse effect on our assets, liabilities, business, financial condition or results of operations. Even if we prevail in any such legal proceeding, the proceedings could be costly, time-consuming and may divert the attention of management and key personnel from our business operations, which could adversely affect our financial condition.

The receipt of federal funding will subject us to federal regulations. This could delay timing and increase costs.

Our acceptance of federal funding will make us and our operations subject to continued compliance with various federal regulations. . The imposition of federal regulation as a result of accepting any federal monies could delay timing of the expected completion of our Projects and increase our costs. Any such delays or increased costs could harm our business and operations.

Changes in tax laws could have a material adverse effect on our business, cash flow, results of operations or financial conditions.

The tax regimes we are subject to or operate under, including income and non-income taxes, are unsettled and may be subject to significant change. Changes in tax laws, regulations, or rulings, or changes in interpretations of existing laws and regulations, could materially affect our financial position and results of operations.

For example, the 2017 Tax Cuts and Jobs Act, or Tax Act, made broad and complex changes to the U.S. tax code, including changes to U.S. federal tax rates, additional limitations on the deductibility of interest, both positive and negative changes to the utilization of future NOL carryforwards, and allowing for the expensing of certain capital expenditures. The 2020 Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, modified certain provisions of the Tax Act. In addition, on August 16, 2022, the Inflation Reduction Act of 2022, or IR Act, among other provisions, imposes a 15% minimum tax on the adjusted financial statement income of certain large corporations and a 1% excise tax on corporate stock repurchases by U.S. publicly traded corporations and certain U.S. subsidiaries of non-U.S. publicly traded corporations, as well as significant enhancements of U.S. tax incentives relating to climate and energy investments. The exact impact of the Tax Act, the CARES Act and the IR Act for future years is difficult to quantify, but these changes could materially affect our effective tax rate in future periods, in addition to any changes made by new tax legislation.

As we expand the scale of our business activities, changes to the taxation of our activities could increase our overall effective tax rate, increase the amount of taxes imposed on our business, and harm our financial position. Such changes may also apply retroactively to our historical operations and result in taxes greater than the amounts estimated and recorded in our financial statements.

Risks Related to the Financing Transaction with the U.S. Department of Commerce

Our financing transaction with the U.S. Department of Commerce subjects us to numerous risks and uncertainties.

The execution of (x) the Direct Funding Agreement (the “Direct Funding Agreement”), by and among USAR, as the recipient, certain subsidiaries of USAR, as guarantors, and the U.S. Department of Commerce (the “DOC”) and (y) a Loan Guarantee Agreement (the “Loan Guarantee Agreement” and, together with the Direct Funding Agreement, the “Funding Agreements”), the Securities Issuance Agreement (the “Securities Issuance Agreement”) between USAR and the DOC with respect to the issuance of 16,132,790 shares of USAR common stock, and the Warrant issued by USAR for the benefit of the DOC (the “Warrant”), the receipt of funding thereunder and the consummation of the related transactions (collectively, the “DOC Financing Transaction”) are subject to a number of risks and uncertainties, and the DOC’s ownership of a significant equity interest in USAR may subject USAR and its stockholders to additional risks, any of which could have a material adverse effect on USAR’s business, financial condition and results of operations or adversely impact the interests of our other stockholders.

●	The timing and amount of funding under the Funding Agreements is subject to the satisfaction of project milestones and other conditions to disbursement that we may not meet on the anticipated timeline or at all. Disbursements of the awards under the DOC Financing Transaction are conditioned on the achievement of specified project milestones (including design, construction, production qualification and capacity thresholds for the construction of a rare earth mining and processing facility in Sierra Blanca, Texas, the expansion and modernization of the existing magnet making facility located in Stillwater, Oklahoma, the expansion and modernization of the existing strip casting and metal making facility located in Stillwater, Oklahoma and the construction of a new magnet making facility in Blacksburg, South Carolina), the making of cash equity contributions to our subsidiaries to fund project costs, the satisfaction of financial ratio and liquidity thresholds, the receipt of required permits and approvals and other customary conditions. In addition, the Funding Agreements impose specified equity raising and credit facility requirements that USAR will need to satisfy on the timeline contemplated by the Funding Agreements, including raising a significant amount of capital by March 31, 2027 and establishing a revolving credit facility in an aggregate principal amount not to exceed $250.0 million by June 30, 2027. On June 22, 2026, we were added to China’s export control list, along with several other U.S. companies. The impact of this designation and the scarcity of certain products in the market due to China’s export control regime and other factors, has and will continue to have an impact on the Company's ability to satisfy related milestones in a timely fashion in the near term. There can be no assurance that we will achieve these milestones or satisfy the other conditions on the anticipated timeline or at all, and any failure to do so could delay or reduce the funding we receive, result in a clawback of amounts previously disbursed or give rise to an event of default under the Funding Agreements.

●	The authorization of, and continued support for, the transactions remain subject to changes in laws, regulations, administrations and appropriations. Although the DOC has confirmed its authority to enter into the Funding Agreements, the Securities Issuance Agreement and the Warrant under the CHIPS Incentives Program—Facilities for Semiconductor Materials and Manufacturing Equipment under the CHIPS Act of 2022, there can be no assurance that the transactions will not be modified, challenged or impaired in the future. Potential sources of uncertainty include changes in federal or international laws, regulations, administrative actions and interpretations thereof; a determination by any branch of the federal government that any aspect of the agreements was unauthorized, void or voidable; future changes in administration or legislative priorities; the continued availability of Congressional appropriations; geopolitical developments; and the defenses and remedies available to a government counterparty. No other federal agency or branch is contractually bound to support, or refrain from challenging, the transactions, which may also be subject to litigation or administrative challenge by third parties.

●	The Funding Agreements contain extensive affirmative and negative covenants, domestic content and national security guardrail provisions and ongoing reporting obligations that restrict our operational and financial flexibility. These include restrictions on the incurrence of indebtedness, the granting of liens, asset dispositions, dividends, share repurchases and equity redemptions; restrictions on mergers, dispositions and change of control transactions without DOC consent; restrictions on joint research and transactions with foreign countries and entities of concern; limitations on capital expenditures and affiliate transactions; compliance with the Davis-Bacon Act and other applicable laws; financial and liquidity covenants; and comprehensive reporting obligations covering financial, operational, cybersecurity and supply chain matters. These requirements may be subject to broad or changing interpretation, and any violation could result in the suspension, clawback or termination of funding. Compliance with these covenants and conditions could restrict our ability to take actions that management believes are important to our long-term strategy, including capital allocation, strategic transactions, geographic expansion and financing activities.

●	The $1.3 billion of advances from the Federal Funding Bank that are part of the DOC Financing Transaction (the “FFB Advances”) are secured by first-priority liens on substantially all of our assets, and defaults under the Funding Agreements could trigger cross-defaults across our financing arrangements. The FFB Advances and USAR’s related obligations are guaranteed by the subsidiary guarantors and secured by first-priority liens on substantially all of the assets of USAR and the subsidiary guarantors. The Funding Agreements contain express cross-default provisions in respect of indebtedness above specified thresholds. Upon an event of default, the DOC may, among other remedies, accelerate the FFB Advances, terminate any of the Funding Agreements, withhold or claw back disbursements, foreclose on the collateral, exercise set-off rights and initiate debarment proceedings. An event of default under the Funding Agreements, or under any of USAR’s or its subsidiaries’ other material indebtedness, could also, depending on the terms of the relevant contracts, trigger cross-default, change of control or similar provisions under our and our subsidiaries’ other material contracts.

●	The transactions are dilutive to existing stockholders, the DOC will retain the equity issued to it regardless of the level of funding we receive and we will require substantial additional capital. USAR has issued to the DOC 16,132,790 shares of common stock and the Warrant to purchase 17,600,584 shares of common stock at an exercise price of $17.17 per share, each of which is dilutive to existing stockholders. The DOC will retain 100% of these securities whether or not we receive any or all of the funding contemplated by the Funding Agreements and even if any such funding is received and subsequently clawed back, which would materially increase the effective dilution to other stockholders. Additional equity capital will also be required to satisfy the equity contribution and other capital requirements under the Funding Agreements, and there can be no assurance that this capital will be available on acceptable terms, on the required timeline, or at all.

●	The DOC’s equity interest in USAR and its broader role as a counterparty and regulator may limit our ability to pursue strategic transactions and may affect our relationships with customers, suppliers, partners and other counterparties. The existence of a significant federal government equity interest, together with the DOC’s contractual rights and remedies (including transfer restrictions, registration rights and anti-dilution protections) and its broader authority over the laws, regulations and policies affecting our industry, may limit our ability to pursue potential future strategic transactions that could be beneficial to stockholders, including by limiting the willingness of third parties to engage in such transactions with us. The announcement or completion of the transactions and the presence of the federal government as a significant stockholder could also prompt adverse reactions from, or increased scrutiny by, customers, suppliers, strategic partners, foreign governments, employees, competitors or regulators (including under foreign subsidy, competition, investment screening, antitrust or similar regimes). Given the scarcity of recent U.S. precedents for transactions of this type, it is difficult to foresee all of the potential consequences, and there may also be litigation relating to the transactions and increased public and political scrutiny.

●	The financial, tax and accounting treatment of the transactions remains uncertain. Given the novelty and complexity of the transactions and the highly integrated nature of the Funding Agreements, the Securities Issuance Agreement and the Warrant, USAR’s analysis of the financial, tax and accounting implications of its commitments and obligations has not been completed and may take considerable time and require significant attention from management. The analysis may require adjustment over time as a result of changes in tax law or regulations, changes in accounting practices, amendments to or termination of any of the agreements or other unforeseen developments, any of which could result in the recognition of additional costs, charges, losses or liabilities, restatements or other modifications of USAR’s financial statements or adjustments to previously provided estimates or guidance.

Given the scarcity of U.S. precedents for transactions such as those contemplated under the DOC Financing Transaction and the government becoming a significant stockholder of ours, we may experience other adverse consequences resulting from the DOC Financing Transaction.

Given the scarcity of recent U.S. precedents for transactions such as those contemplated by DOC Financing Transaction and of the government becoming a significant stockholder of ours, it is difficult to foresee all the potential consequences of the DOC Financing Transaction. Among other things, there could be adverse reactions, immediately or over time, from investors, employees, customers, suppliers, other business or commercial partners, foreign governments or competitors. There may also be litigation related to the transaction or otherwise and increased public or political scrutiny with respect our operations.

Risks Related to our Securities

The issuance of additional shares of our common stock or equity-linked securities could result in significant dilution to our existing stockholders and adversely affect the market price of our common stock.

In connection with the SVRE Merger, USAR issued 126,849,307 shares of common stock to the former SVRE securityholders. Based on 244,720,099 shares of common stock outstanding as of the record date for the SVRE Merger, immediately following the completion of the merger, the SVRE securityholders owned approximately 34.1% of the outstanding shares of common stock and existing USAR stockholders owned approximately 65.9%.

As a result, the issuance of shares of common stock in the SVRE Merger significantly reduced the relative voting power of existing USAR stockholders and diluted their percentage interest in any future earnings, dividends or other distributions of USAR. The actual extent of any such dilution will depend on a number of factors, including the future operating results of USAR and the timing and amount of any future issuances of common stock or other equity securities by USAR.

The impact of dilution to USAR’s shareholders will also be impacted by other transactions that are currently pending or that have been recently consummated, including (1) USAR’s issuance of 3,823,328 shares of common stock as merger consideration in connection with the TMRC Transaction, (2) the issuance of 16,132,790 shares of common stock and a warrant to purchase 17,600,584 shares of common stock (at an exercise price of $17.17 per share) to DOC on June 3, 2026 in connection with the DOC Financing Transaction, (3) our commitment to issue approximately $13.5 million of common stock (or pay cash) to Carester in connection with the Carester Transaction, and (4) the issuance of an aggregate of 10,099,516 shares of common stock as earnout shares upon the achievement of the applicable market-price conditions (5,049,758 shares issued on April 15, 2026 and 5,049,758 shares issued on May 15, 2026).

The following table quantifies, on a disaggregated basis, the potential dilutive effect of these transactions and material agreements. Dilutive effect percentages are calculated based on 244,720,099 shares of common stock outstanding as of July 22, 2026.

Transaction	Shares of Common Stock Issuable	% of Fully- Diluted Shares
Shares of Common Prior to Issuances Noted Below(1)	225,372,697	54.8%
The SVRE Merger	126,849,307	30.9%
U.S. Department of Commerce – Warrant(2)	17,600,584	4.3%
U.S. Department of Commerce – Direct Funding Agreement(3)	16,132,790	3.9%
Shares Reserved Under USAR Equity Incentive Plan for Future Grants	10,358,286	2.5%
Earnout Shares(4)	10,099,516	2.5%
TMRC Transaction	3,823,328	0.9%
Carester Transaction(5)	841,459	0.2%
Total Fully-Diluted Shares	411,077,967	100%

(1)	Includes shares of common stock outstanding and shares issuable upon the exercise or conversion of outstanding equity instruments as of July 22, 2026, except for (1) the shares underlying the warrant issued to the DOC on June 3, 2026, (2) the shares of common stock issued to the DOC on June 3, 2026, (3) the Earnout Shares issued on April 15, 2026 and May 15, 2026, or (4) shares reserved under USAR’s equity incentive plan for future grants, which are included as separate line items.
(2)	Assumes full exercise at an exercise price of $17.17.
(3)	Issued June 3, 2026.
(4)	Consists of 5,049,758 shares issued on April 15, 2026 and 5,049,758 shares issued May 15, 2026.
(5)	Number of shares estimated based on the dollar amount of the share consideration to be issued in the transaction (approximately $13.5 million based on the EUR to USD exchange rate on July 22, 2026), divided by the closing price of the common stock on such date.

We expect to continue to issue, shares of our common stock and equity-linked securities in connection with various transactions and financing activities. Any such issuances could result in significant dilution to the ownership interests, voting power, and earnings per share of our existing stockholders and have other significant consequences. Further, we expect to require substantial additional capital to fund our operations and project development, and we may seek to raise such capital through the issuance of additional shares of common stock, preferred stock, warrants, convertible notes, or other equity or equity-linked securities. More broadly, we regularly evaluate potential acquisitions and other strategic transactions that may be funded, in whole or in part, through the issuance of shares of our common stock or other equity-linked securities.

In addition, certain of our outstanding securities, including our Series A Cumulative Convertible Preferred Stock and Preferred Investor Warrants, contain “full ratchet” anti-dilution provisions, which may result in a greater number of shares of our common stock being issued. The Certificate of Designation for our Series A Cumulative Convertible Preferred Stock and the Preferred Investor Warrants each contain “full ratchet” anti-dilution provisions applicable to the conversion price and exercise price, respectively, which may result in a greater number of shares of common stock being issued upon conversions or exercises in the case of the Series A Cumulative Convertible Preferred Stock and the Preferred Investor Warrants than if the conversions or exercises were effected at the conversion price or exercise price in effect currently. The effect of any of the above described issuances or other transactions we may undertake could result in significant dilution to the ownership interests, voting power, and earnings per share of our existing stockholders as well as impair our ability to raise capital on favorable terms and adversely affect the market price of our common stock.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.

We cannot predict if investors will find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active market for our common stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

The Certificate of Designation for our Series A Cumulative Convertible Preferred Stock and the Preferred Investor Warrants each contain “full ratchet” anti-dilution provisions applicable to the conversion price and exercise price, respectively, which may result in a greater number of shares of common stock being issued upon conversions or exercises in the case of the Series A Preferred Stock and the Preferred Investor Warrants than if the conversions or exercises were effected at the conversion price or exercise price in effect currently.

The Certificate of Designations of Preferences, Rights and Limitations of 12% Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock Certificate of Designation”) for our Series A Preferred Stock (the “Series A Preferred Stock”) contains “full ratchet” anti-dilution provisions applicable to the conversion prices used in voluntary conversions of Series A Preferred Stock by the holders thereof which provisions require the lowering of the applicable conversion price, as then in effect, to the purchase price of equity or equity-linked securities issued in subsequent offerings at prices less than $10.00 per share. The exercise price of the preferred investor warrants (the “Preferred Investor Warrants”) was $12.00 per share of common stock, subject to the same anti-dilution and other adjustments as the Series A Preferred Stock.

On May 2, 2025, in connection with the closing of the $75 million PIPE, the conversion price of the Series A Preferred Stock, and the exercise price of the Preferred Investor Warrants, were reduced to $7.00 per share. When the exercise price of the Preferred Investor Warrants is reduced, the number of shares of common stock that may be purchased upon exercise of such Preferred Investor Warrants is increased proportionately, so that after such adjustment, the aggregate exercise price payable thereunder for the adjusted number of shares of common stock is the same as the aggregate exercise price in effect immediately prior to such adjustment.

If in the future, while any of our Series A Preferred Stock or Preferred Investor Warrants are outstanding, we issue securities at an effective common stock purchase price that is less than the applicable conversion price of our Series A Preferred Stock or exercise price of our Preferred Investor Warrants, as then in effect, we will be required, subject to certain limitations and adjustments as provided in the Series A Preferred Stock Certificate of Designation and the Preferred Investor Warrants, to further reduce the relevant conversion price, which, in the case of the Series A Preferred Stock or Preferred Investor Warrants, will result in a greater number of shares of common stock being issuable upon conversion or exercise of the Series A Preferred Stock or Preferred Investor Warrants, as applicable, which in turn will have a greater dilutive effect on our stockholders. Further, because the Series A Preferred Stock votes, together with the common stock, on an as-converted basis, a reduction in the conversion price will immediately dilute the voting interest of our common stock, even if the Series A Preferred Stock is not converted. The potential for such additional issuances may depress the price of our common stock regardless of our business performance. We may find it more difficult to raise additional equity capital while any of our Series A Preferred Stock or Preferred Investor Warrants are outstanding.

Further, it is possible that we will not have a sufficient number of available shares to satisfy the conversion of the Series A Preferred Stock and exercise of the Preferred Investor Warrants if the applicable conversion price or exercise price is reduced. If we do not have a sufficient number of available shares for such conversions or exercises, we will be required to increase our authorized shares, which may not be possible and will be time consuming and expensive.

Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The provisions of our Certificate of Incorporation, our Bylaws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of common stock.

Our Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors.

These provisions include:

●	Authorized but Unissued Capital Stock. The authorized but unissued shares of our preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our preferred stock could render more difficult or discourage an attempt to obtain control of a majority of common stock by means of a proxy contest, tender offer, merger or otherwise.

●	No Cumulative Voting for Directors. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of our common stock representing a majority of the voting power of all of the outstanding shares of our capital stock will be able to elect all of the directors then standing for election.

●	Quorum. Our Bylaws provide that at all meetings of our board of directors, a majority of the Whole Board (as defined therein) will constitute a quorum for the transaction of business.

●	Action by Written Consent. Any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in lieu of a meeting of stockholders by such holders; provided, however, that any action required or permitted to be taken by the holders of our preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate(s) of designation relating to such series of preferred stock.

●	Special Meetings of Stockholders. Our Certificate of Incorporation provides that, except as otherwise required by law and subject to the rights of the holders of any series of our preferred stock, special meetings of stockholders for any purpose or purposes may be called at any time only by or at the direction of the Chair of our board of directors or by a resolution adopted by the affirmative vote of a majority of the total number of directors that we would have if there were no vacancies on our board of directors, but such special meetings may not be called by stockholders or any other person or persons.

●	Advance Notice Procedures. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the stockholders, and for stockholder nominations of persons for election to our board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although our Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Our Certificate of Incorporation provides, subject to limited exceptions, that the courts of the State of Delaware are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions be brought in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. In addition, our Certificate of Incorporation provides that this choice of forum does not apply to any complaint asserting a cause of action under the Securities Act and the Exchange Act. Finally, our Certificate of Incorporation provides that federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act or the Exchange Act.

While the Delaware Supreme Court has upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to the exclusive forum provision in our Certificate of Incorporation, a court of a state other than the State of Delaware could decide that such provisions are not enforceable under the laws of that state.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

The market price of our securities may decline, and we may be the target of securities litigation.

If we do not meet the expectations of investors or securities analysts, the market price of our securities may decline. The trading price of shares of our common stock has been volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Inflationary pressures, increases in interest rates and other adverse economic and market forces may contribute to potential downward pressures in the trading price of shares of common stock. Additionally, any of the risk factors discussed herein could have a material adverse effect on your investment, and shares of common stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of shares of common stock may not recover and may experience a further decline.

Broad market and industry factors may materially harm the market price of shares of common stock irrespective of our operating performance. The stock market in general, and Nasdaq specifically, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which they were acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

As a result of the foregoing or other factors, we may be the target of securities litigation, which could result in substantial costs and diversion of management’s attention and resources and have a material adverse effect on our business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.

Risks Related to the SVRE Merger

If the public markets assign lower values to the SVRE business than the values used in negotiating the terms of the SVRE Merger, the trading price of common stock may decline.

The stock of SVRE is not publicly traded, so there is no current market-based valuation for SVRE’s business. In negotiating the SVRE Merger, we used what we believe to be a reasonable valuation for SVRE and considered the advice of our financial advisor in the SVRE Merger. The public markets may not value the SVRE business in the same manner as we have valued it for purposes of negotiating the terms of the SVRE Merger. If either USAR’s future financial performance is materially better than projected (and SVRE does not also perform materially better), or if SVRE’s future financial performance is materially lower than projected (and USAR’s performance is not similarly lower), the market may conclude that the value assigned to SVRE in the SVRE Merger was too high. In any of these events, the trading price of the shares of USAR’s common stock may decline.

USAR may fail to realize the anticipated benefits of the SVRE Merger and its other proposed and prior acquisitions, including expected synergies, financial performance and integration of operations, on the anticipated timeline or at all.

USAR believes that there are significant benefits and synergies that may be realized through combining its existing business with SVRE’s business, as well as through the proposed transaction with Carester SAS (“Carester”) (the “Carester Transaction”) and the acquisition of Texas Mineral Resources Corp. (“TMRC”) (the “TMRC Transaction”). However, the effort to realize these benefits and synergies is a complex process and may disrupt the operations of USAR, SVRE or the businesses involved in the Carester Transaction or the TMRC Transaction if not implemented in a timely and efficient manner. Further, there can be no assurance that consolidating 100% ownership of the Round Top Project through the TMRC Transaction will result in improved operating outcomes, accelerated development of the Round Top Project, or other anticipated benefits.

The full benefits of the SVRE Merger, including the anticipated synergies, financial performance, growth opportunities and supply-chain benefits, may not be achieved within the time frame USAR anticipates or at all. The synergies achieved could be less than currently anticipated, and integration may result in additional or unforeseen expenses. Integration efforts also may divert management’s attention and resources, and we could also experience disruptions due to the combination of different management teams. In addition, the integration of SVRE’s operations is expected to be complex, and USAR is required to devote significant attention and resources to successfully align the respective business practices and operations of USAR and SVRE. This process and other integration challenges may disrupt USAR’s business and limit the anticipated benefits of the SVRE Merger.

Failure to achieve the anticipated benefits of the SVRE Merger, the Carester Transaction or the TMRC Transaction, or to identify all of the risks associated with these transactions, could adversely affect the combined company’s results of operations or cash flows, decrease or delay any accretive effect of the SVRE Merger, and negatively impact the price of our Common Stock and the combined company’s long-term value.

As a result of the SVRE Merger, we are subject to political, economic, regulatory, tax, currency and other risks associated with SVRE’s operations in Brazil and Switzerland that could adversely affect our business, results of operations and financial condition.

SVRE conducts its mining and processing operations in Brazil through its Brazilian subsidiary. SVRE’s Swiss subsidiary, SV Management Switzerland AG, co-ordinates the sale of product to third-parties. As a result of the consummation of the SVRE acquisition, we are subject to a range of risks inherent in operating internationally, including: the application of additional and changing legal, regulatory and taxation regimes (including in respect of mining, environmental, health and safety, labor, anti-corruption, sanctions, trade and customs matters); the requirement to obtain and maintain governmental permits and authorizations to operate the Pela Ema mine and processing plant; price controls, exchange controls and limitations on the repatriation of earnings; political, social and economic instability and disruptions in Brazil and other applicable regions (including in connection with Brazilian elections and changes in administration or legislative priorities); fluctuations in foreign currency exchange and interest rates (including with respect to the Brazilian real and the Swiss franc); difficulties in staffing and managing multinational operations across multiple time zones, languages and legal systems; and limitations on the ability to enforce legal rights and remedies in foreign jurisdictions. If we are unable to successfully manage these and other risks associated with the integration and management of SVRE’s operations, such risks could have a material adverse effect on our business, results of operations or financial condition.

In September 2026, the Brazilian Senate approved Bill No. 2780/2024, which would establish Brazil’s National Policy on Critical and Strategic Minerals and create a new National Council for the Industrialization of Critical and Strategic Minerals. If enacted, this law and its implementing regulations, which have not yet been finalized, could impose new requirements on our Brazilian subsidiary and its mining operations, which may include restrictions on our business, disclosure obligations, and required contributions to a government-backed industry fund.

In addition, the SVRE Merger and our Brazilian operations may be subject to heightened scrutiny from political parties, governmental authorities, non-governmental organizations, community groups and other interested parties, including through litigation, legislative or regulatory initiatives or other actions concerning foreign ownership or operation of Brazilian strategic mineral assets. For example, on April 25, 2026, a Brazilian political party filed a petition with the Brazilian Supreme Court (Supremo Tribunal Federal) raising constitutional concerns relating to the protection of the national interest in strategic mineral resources in connection with the SVRE Merger; a separate complaint has been submitted to the Brazilian Attorney General (Procurador-Geral da República) by members of another Brazilian political party requesting an investigation into governmental conduct relating to U.S.–Brazil cooperation on critical minerals and rare earths; and a member of the Brazilian Congress has filed a complaint with the Brazilian antitrust authority (Conselho Administrativo de Defesa Econômica, or CADE) and the Brazilian Ministry of Mines and Energy requesting that CADE review the SVRE Merger, including under its statutory authority to call in transactions that do not meet mandatory notification thresholds, and raising concerns relating to vertical integration, exclusivity arrangements and supply chain effects. Any such actions or initiatives could result in increased regulatory or governmental scrutiny of our Brazilian operations, additional or more burdensome compliance requirements, increased legal and management expense, reputational harm and other operational challenges, any of which could have a material adverse effect on the combined company’s business, results of operations and financial condition.

Our success following the SVRE Merger depends, in part, on our ability to retain and motivate key employees.

Our success following the SVRE Merger will depend, in part, on the retention of key employees of USAR and SVRE, including SVRE’s senior leadership team. As previously announced, Barbara Humpton will retire as USAR’s Chief Executive Officer and as a director effective October 1, 2026, Thras Moraitis will succeed her as Chief Executive Officer, and Michael Blitzer has been appointed Executive Chair of the Board. Our ability to execute our strategy and to integrate USAR and SVRE could be adversely affected if this leadership transition is not successful. In connection with closing the SVRE Merger, USAR appointed Sir Mick Davis and Thras Moraitis to the Board of Directors of USAR, and certain SVRE key employees entered into employment letter agreements that became effective at the closing. It is possible that one or more of these or other key employees might decide not to remain with us following the closing, and the loss of any such key employees could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, no assurance can be given that USAR will be able to attract management personnel and other key employees to the same extent that USAR and SVRE have previously been able to attract their own employees.

USAR has incurred significant transaction, compliance and other merger-related fees and costs in connection with the SVRE Merger.

USAR has incurred and expects to continue to incur significant transaction fees and other non-recurring costs associated with the SVRE Merger. In addition, USAR expects to incur costs associated with combining the operations of its business with those of SVRE. The total cost to consummate the transaction is expected to be approximately $10.5 million, which does not include the costs borne by SVRE. The amount of transaction costs expected to be incurred is a preliminary estimate and subject to change. In addition, it is expected that USAR’s costs related to legal and regulatory compliance may increase substantially, at least in the near term, because SVRE has not previously been required to comply with the reporting, internal control, public disclosure and similar legal and regulatory compliance obligations and requirements applicable to publicly traded companies. Although USAR expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term or at all.

The public resale by former SVRE securityholders of common stock received in the SVRE Merger could have a negative effect on the trading price of common stock following completion of the SVRE Merger.

In the SVRE Merger, we have issued 126,849,307 shares of common stock to the SVRE securityholders, including Serra Verde Rare Earths Ltd., VB (Rare Earths) Limited and EMG Fund V SVRE Holdings, LLC, who have become our three largest holders of our common stock following the SVRE Merger.

All of the shares held by the former SVRE securityholders have been registered for resale on a shelf registration statement on Form S-3. Accordingly, once this registration statement is declared effective, the shares of USAR held by the former SVRE security holders will be freely tradable and will not be subject to any restrictions or require further registration under the Securities Act, subject to compliance with the contractual restrictions contained in the Lockup Agreements (as defined below). In addition, if we propose to register any of our shares in a registered public offering, the former SVRE securityholders have a right to include their shares in such offering through a valid piggyback registration of shares, subject to the right of the underwriters of an offering to limit the number of shares included in such registration.

The former SVRE securityholders entitled to receive shares of common stock as merger consideration entered into Lockup Agreements with USAR (each, a “Lockup Agreement”). Each Lockup Agreement became effective at the closing of the SVRE Merger and imposed transfer restrictions on the shares of common stock held by the former SVRE securityholder immediately following the closing (excluding shares acquired in the public market) in three equal tranches.

If all or a substantial portion of these shares of our common stock issued in the SVRE Merger are resold into the public markets or there is a perception that such sales may occur, the market for and the trading price of our common stock may be adversely affected. Any such sales of our common stock issued in the SVRE Merger may also make it more difficult for us to raise capital by selling equity or equity-related securities at a time and price that we otherwise would deem appropriate.

In connection with the SVRE Merger, we assumed substantial indebtedness under SVRE’s Retained Finance Agreement with the DFC, which contains restrictive covenants and other requirements that could adversely affect our financial flexibility and operations.

In connection with the closing of the SVRE Merger, Merger Sub assumed all of the rights and obligations of SVRE under a Finance Agreement, dated as of January 21, 2026 (as amended, the “Retained Finance Agreement”), pursuant to which the United States International Development Finance Corporation ( “DFC”) agreed to provide a loan to SVRE in an aggregate principal amount not to exceed $565,000,000, consisting of (i) a first tranche (the “Initial Loan”) with a principal amount not to exceed $465,000,000 and (ii) a second tranche (the “Incremental Loan” and, together with the Initial Loan, the “DFC Loan”) with a principal amount not to exceed $100,000,000, and the other financing documents to which SVRE was a party. The Initial Loan bears interest at a rate per annum equal to a forward-looking term rate based on the secured overnight financing rate for the applicable interest period (“Term SOFR”), subject to a floor of 0.00%, plus 4.0%. The Initial Loan has a term not to exceed fifteen (15) years from the initial disbursement date and is repayable in up to forty-nine (49) quarterly sculpted installments. The obligations under the Retained Finance Agreement are secured by a first priority lien on 100% of the shares in Merger Sub and substantially all assets of Merger Sub and its subsidiaries.

The Incremental Loan was funded prior to the closing of the SVRE Merger. In connection with the making of the Incremental Loan, DFC was issued warrants (the “DFC Warrants”) granting DFC the right to purchase newly issued SVRE shares. Immediately prior to the closing of the SVRE Merger, the DFC Warrants were cancelled and converted on a cashless exercise basis into the right to receive merger consideration payable in respect of the DFC Warrants in accordance with the terms and conditions of the SVRE Merger Agreement. Upon payment of the merger consideration in respect of the DFC Warrants and payment of all outstanding unpaid fees and accrued but unpaid interest due to DFC in relation to the outstanding principal amount of the Incremental Loan, the outstanding principal amount of the Incremental Loan and all such amounts were deemed repaid in full and all obligations of Merger Sub in respect of the Incremental Loan were deemed irrevocably satisfied and discharged.

The Retained Finance Agreement contains financial maintenance covenants and customary affirmative and negative covenants, including restrictions on SVRE’s ability to pay dividends and make other restricted payments as detailed below, incur additional indebtedness, grant liens, dispose of assets and take certain other actions, that could limit the operational and financial flexibility of the combined company following the closing, restrict its ability to pursue alternative financing or strategic initiatives on favorable terms and require the combined company to dedicate a portion of its cash flow to the service and repayment of the indebtedness owed to the DFC, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Importantly, the Retained Finance Agreement restricts Merger Sub’s ability to distribute cash to USAR or any of its affiliates. Merger Sub is generally prohibited from paying any dividend or other distribution on its equity interests, repaying any debt owed to a shareholder or affiliate (other than another obligor under the Retained Finance Agreement), or paying any management, development or operating fees to any affiliate (each, a “Restricted Payment”), unless certain conditions (the “Restricted Payment Conditions”) are satisfied at the time of the proposed Restricted Payment. These conditions include, among others, that the debottlenecking and optimization project at SVRE’s mine has been completed, that at least one full principal installment on the DFC Loan has been paid from cash revenues received under an offtake agreement, that no default or event of default exists under the Retained Finance Agreement, that specified historic and prospective debt service coverage ratios (each not less than 1.3 to 1.0) are satisfied for the four most recently ended fiscal quarters, that each reserve account is funded to its required level (including a debt service reserve and an operation and maintenance reserve), that a specified minimum cash balance is maintained outside the reserve and restricted payments accounts, and that no offtake counterparty is in material default. In addition, even when permitted, each Restricted Payment generally requires SVRE to simultaneously prepay the DFC Loan in an amount equal to 50% of the amount being distributed (or, in the case of the Incremental Loan, 25% of the amount being distributed), in each case subject to a maximum aggregate cap of $465,000,000 (reduced dollar-for-dollar by prior voluntary prepayments). As a result, USAR and its other affiliates should not expect to receive any cash dividends, distributions, intercompany loan repayments, management fees or other upstream cash payments from Merger Sub for an extended period following the closing of the SVRE Merger, and may never receive such payments if the foregoing conditions are not satisfied. This lack of access to Merger Sub’s cash flows could materially limit our liquidity, ability to service indebtedness incurred at the parent level, pay dividends to its stockholders, fund operations or pursue strategic initiatives.

Our failure to comply with the covenants and other obligations under the Retained Finance Agreement, or the occurrence of any other event of default thereunder, could result in the acceleration of the indebtedness owed to the DFC and the enforcement of the related security interests, and could trigger cross-default, change of control or similar provisions under SVRE’s other material contracts. If we are required to repay the indebtedness owed to the DFC prior to its scheduled maturity, we may be required to refinance such indebtedness on less favorable terms, raise additional capital on dilutive or otherwise unfavorable terms, or delay, scale back or abandon strategic initiatives, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects, and on the trading price of Common Stock.

USAR will have continuing contractual obligations related to the SVRE Merger, which will impact its business and corporate governance.

The Board Appointment Agreement entered into by and between USAR and VB (Rare Earths) Limited, the Registration Rights Agreement entered into between USAR and the former SVRE securityholders, employment letter agreements with key employees of SVRE and other transaction documents impose various obligations on USAR, including board matters, registration rights, and employment obligations to certain SVRE key employees. These continuing obligations could limit the board’s flexibility with respect to board composition and corporate governance matters, require USAR to devote management time and resources to compliance with its registration and other contractual commitments, and result in significant additional shares of Common Stock becoming available for public resale, which could adversely affect the market price of Common Stock.

In addition to the SVRE Merger and the other transactions described herein, USAR may pursue and consummate additional acquisitions or other strategic transactions at any time, which could be material to USAR and the combined company.

As part of its ongoing business strategy, USAR regularly evaluates potential acquisition opportunities and other strategic transactions in the ordinary course of business, and from time to time engages in discussions and negotiations with potential acquisition targets, partners and others and may enter into letters of intent, term sheets or other preliminary agreements with respect to potential acquisitions or other strategic transactions. There can be no assurance that any such transaction will be consummated on the terms contemplated, or at all. Any such additional transaction may be material to USAR and could result in additional dilution to USAR stockholders, the incurrence of additional indebtedness, the assumption of unknown or contingent liabilities, integration challenges, diversion of management’s attention and additional transaction costs. The pendency, announcement or consummation of any such additional transaction, or the failure to consummate any such transaction, could have a material adverse effect on USAR’s business, financial condition, results of operations and prospects, and on the trading price of our common stock.

SVRE is subject to extensive environmental, health and safety laws and regulations.

SVRE’s operations are subject to extensive Brazilian federal, state and local laws and regulations governing environmental, health and safety matters, including regarding the permitting, operation, monitoring, closure, reclamation and remediation of mining sites. Any failure to comply fully with all applicable laws, regulations and permits could subject the combined company to administrative, civil or criminal fines or penalties, directives suspending or limiting operations or the imposition of other compliance measures or sanctions, any of which could have a material adverse effect on the combined company’s business, financial condition, results of operations and growth prospects.

Governmental authorities have in the past undertaken, and may in the future undertake, investigations or enforcement actions with respect to SVRE’s operations, which could result in fines, revocation of environmental licenses and permits or suspension of SVRE’s activities, any of which could have a material adverse effect on the combined company’s business, financial condition, results of operations and growth prospects. The SVRE Merger may attract additional regulatory attention to SVRE’s operations. Any perception by regulators or the public that we are not adequately addressing environmental and social issues at the site could result in heightened scrutiny, additional conditions on operating permits, delays in obtaining new authorizations required for planned expansion activities or adverse publicity. Furthermore, any existing enforcement proceedings and outstanding compliance obligations of SVRE are now obligations of USAR following the closing of the SVRE Merger, and we are responsible for all related fines, penalties, remediation costs, and any resulting litigation or claims.

Risks relating to SVRE

SVRE faces physical climate risks, including extreme weather events and rising temperatures, that could disrupt operations at the Pela Ema mine and processing plant in Brazil and materially adversely affect the combined company’s business and results of operations.

SVRE’s mining and processing operations at the Pela Ema mine in Goiás, Brazil are exposed to significant physical climate risks, including extreme weather events such as floods, droughts, and rising temperatures that threaten operational continuity, supply chain integrity, and employee health and safety. Events such as fire, explosion, flood, or extreme weather can cause significant damage to SVRE’s mine facilities, processing equipment, and infrastructure at the Pela Ema mine, resulting in disruptions to operations, energy inefficiencies, and delays to critical logistics and transportation networks. In addition, transition risks arising from regulatory shifts, including the implementation of Brazil’s carbon trading system, could increase operational costs and necessitate substantial investment in new technologies and processes to achieve compliance. If any of these climate-related risks materialize, they could have a material adverse effect on the combined company’s business, financial condition, results of operations and prospects.

SVRE’s inability to meet product quality specifications, including radionuclide requirements, could limit its market opportunities and materially adversely affect the combined company’s revenue.

SVRE’s ability to sell its rare earth products may depend on meeting stringent product quality specifications, including requirements related to radionuclide content and other impurities. Failure to consistently meet these specifications could result in reduced product quality, inability to satisfy customer requirements, lower demand, financial consequences, and limited sales options. If SVRE is unable to achieve and maintain the requisite product quality, it could have a material adverse effect on the combined company’s business, financial condition, results of operations and prospects.

Exchange rate volatility, inflation in Brazil, changes in Brazilian tax laws, and financial reporting risks could materially adversely affect our financial condition and results of operations.

SVRE’s cash flows are subject to exchange rate volatility because product prices are predominantly indexed to the U.S. dollar while a significant portion of operating costs are denominated in Brazilian Reais. Unfavorable movements in the BRL/USD exchange rate could significantly impact profitability. The Brazilian currency has historically been subject to significant exchange rate fluctuations in relation to the US dollar and other currencies and has been devalued from time to time over the past decades. These exchange rate movements have been attributable to economic conditions in Brazil, Brazilian governmental policies and actions, developments in global foreign exchange markets and other factors.

In addition, unanticipated changes in Brazilian tax laws could increase the combined company’s tax burden, and inflation in Brazil could increase the cost of labor, energy, and other inputs. Brazil has historically faced high rates of inflation. Such inflation combined with certain measures taken by the Brazilian government in an attempt to curb inflation have, historically, adversely affected the Brazilian economy. Financial reporting and accounting risks, including inaccuracies in asset valuation and inventory errors, could further impact financial results. These financial risks could have a material adverse effect on the combined company’s business, financial condition, results of operations and prospects.

Interventions by the Brazilian government in the local economy could have a material adverse effect on our business, financial condition and results of operations.

The Brazilian government has from time to time intervened in the Brazilian economy by changing monetary, tax, credit and tariff policies to influence the course of the Brazilian economy. Government actions to control inflation and implement other policies can include monetary and fiscal policies, wage and price freezing, exchange rate policies, capital controls and import restrictions. Any of these changes could have a material adverse effect on our business, financial condition, results of operations and prospects.

Brazilian law permits the Brazilian government to impose temporary restrictions on conversions of Brazilian currency into foreign currencies and on remittances to foreign investors of proceeds from their investments in Brazil, whenever there is a serious imbalance in Brazil’s balance of payments or there are reasons to expect a pending serious imbalance. Although no such restrictions are currently in place, Brazilian banks may also impose similar restrictions on conversions and remittances. Any imposition of restrictions on conversions and remittances could have a material adverse effect on our business, financial condition, results of operations and prospects.

Supply chain disruptions and logistics constraints could delay product delivery and disrupt SVRE’s access to essential materials, materially adversely affecting our operations.

SVRE’s operations depend on reliable supply chains and logistics infrastructure for both the delivery of finished products to customers and the receipt of essential inputs including diesel, electricity, water, reagents, and equipment. Product delivery may be disrupted or delayed due to road, storage, and port infrastructure constraints, customs clearance issues, port congestion, carrier and container availability, and increasing insurance costs. Political, economic, climate, or social factors, such as the ongoing conflict in the Middle East, can lead to disruptions affecting the availability and cost of essential materials and equipment. These supply chain and logistics risks could have a material adverse effect on our business, financial condition, results of operations and prospects.

Delays in obtaining or renewing permits and licenses, and regulatory investigations or penalties, could slow SVRE’s production and materially adversely affect our business.

SVRE’s mining and processing operations require numerous permits and licenses from Brazilian federal, state, and municipal authorities. Delays in obtaining or renewing necessary permits or licenses can slow production or delay improvement and expansion projects. The Brazilian mining regulatory regime requires ongoing compliance with environmental, safety, and operational standards, and any failure to maintain compliance could result in lawsuits, regulatory investigations, substantial penalties, or suspension of operations. These permitting, licensing, and regulatory risks could have a material adverse effect on our business, financial condition, results of operations and prospects.

Changes in royalty rates or the imposition of new royalties at the federal, state, or municipal level in Brazil could reduce SVRE’s cash flows and materially adversely affect our financial condition.

SVRE’s operations are subject to Federal royalties over mining products in Brazil, and any changes to current royalty rates or the approval of new royalties at the state or municipal level could result in significant cash flow reductions. In addition, SVRE is party to two Royalty Agreements with affiliates of Orion Mine Finance pursuant to which Orion holds a perpetual royalty interest at a royalty rate of 5.25% (in the aggregate) in respect of all products extracted and recovered from the SVRE rare earths projects located in Brazil. Any increase in governmental royalty rates, combined with existing contractual royalty obligations, could significantly reduce the profitability of SVRE’s operations and have a material adverse effect on our business, financial condition, results of operations and prospects.

SVRE’s inability to attract, retain and develop skilled employees during its operational ramp-up could disrupt operations and materially adversely affect our business.

SVRE’s operations require a skilled workforce in a remote area of central Brazil, and SVRE faces significant risks related to the shortage of skilled labor necessary for efficient operations, the failure to attract and retain high-caliber employees during the ramp-up of the Pela Ema mine and processing plant, and non-compliance with fair employment practices, diversity and non-discrimination requirements, and laws pertaining to freedom of association and collective bargaining. SVRE anticipates hiring a significant number of additional full-time employees as part of its ramp-up to full Phase I capacity, and there can be no assurance that SVRE will be able to recruit and retain the personnel needed to operate the Pela Ema facility at the planned scale. Competition for experienced mining and processing personnel, labor market dynamics in the region, and the specialized nature of rare earth operations may make it difficult to attract qualified candidates. Any failure to build and maintain a skilled workforce could result in operational inefficiencies, increased costs, safety incidents, and delays to the ramp-up and expansion of operations, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, various federal labor laws govern SVRE’s relationships with its employees. SVRE’s business may be adversely affected by legal or governmental proceedings brought by or on behalf of employees, including lawsuits alleging violations of federal law governing workplace and employment matters such as various forms of discrimination, wrongful termination, harassment and similar matters. Brazil has specialized courts for labor disputes, which have jurisdiction over any disputes involving a company and their employees. Brazilian labor courts have historically tended to favor employees, which serves as an incentive for terminated employees to bring actions in the labor courts.

Risks associated with community relations could result in a loss of SVRE’s social license to operate, protests, operational disruptions, and project delays that could materially adversely affect our business.

SVRE’s operations at the Pela Ema mine depend on maintaining positive relationships with local communities in the municipality of Minaçu and surrounding areas. Risks associated with community relations include protests, unrest, strikes, loss of community support, legal action, operational disruption, project delays, and the need for damage compensation. There are also risks related to land use disputes, unplanned environmental impacts, and impairment or destruction of cultural heritage. The presence of a large number of employees in local areas, coupled with an influx of job seekers and expectations of economic and social benefits, could negatively affect the health, social peace, and cohesion of neighboring communities, potentially leading to social unrest and a loss of the social license to operate. Any significant deterioration in community relations could result in regulatory action, legal proceedings, and delays to ongoing and planned projects, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Delays in flowsheet optimization, debottlenecking, and Phase II expansion could increase project costs and timelines, and materially adversely affect the combined company’s business and results of operations.

SVRE is currently implementing a flowsheet optimization and capacity increase project at the Pela Ema facility, which is critical to achieving the production volumes and cost profile necessary for commercial operations. The technological complexity of the debottlenecking process, potential delays or errors in engineering, and unforeseen events such as inclement weather, labor disputes, or supply chain disruptions may lead to delays in construction and commissioning, impacting the project timeline, budget, and overall plant ramp-up. In addition, the potential for a Phase II expansion is subject to risks related to economics, geology, design, engineering, and the successful implementation of lessons learned from Phase I. Delays in Phase II development could result in increased project costs, prolonged development timelines, and potential operational inefficiencies. The failure to complete the debottlenecking and optimization project on time and on budget not proceeding with a Phase II expansion, or delays to Phase II planning and execution, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Uncertainty regarding the terms and stability of SVRE’s offtake arrangements could result in unstable revenue streams and materially adversely affect our financial condition.

SVRE’s revenue is dependent on the terms and performance of its offtake arrangements, including the Offtake Agreement pursuant to which 100% of Phase I production of the four magnetic rare earth elements is allocated on a take-or-pay basis. The ability to convert other offtake arrangements into favorable long-term firm commitments, and the stability of such commitments over time, are subject to risks including shifts in demand, contract renegotiations, and changes in the commercial or regulatory landscape. Geopolitical pressures, as well as other trade limitations, may also impact SVRE’s ability to negotiate favorable terms. Any delays or unfavorable conditions in the conversion of offtake agreements, or the failure of counterparties to perform under existing agreements, could result in unstable revenue streams and increased vulnerability to demand fluctuations, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Fluctuations in rare earth market demand and prices, and limited demand for SVRE’s products, could materially adversely affect our revenue and profitability.

The revenue and profitability of SVRE’s operations are dependent upon the market prices of rare earth elements, which are subject to significant volatility. Factors such as increased supply, the development of rare earth substitutes, accelerated recycling, and tailings reprocessing advancements, could contribute to volatile and unpredictable prices, impacting revenues and profitability. While the Offtake Agreement includes guaranteed minimum floor prices for certain rare earth products, which are expected to mitigate certain price risks, there can be no assurance that these protections will be sufficient to offset sustained declines in market demand or prices for rare earth products generally. In addition, the limited availability of separation capacity outside of China, coupled with existing sales volumes and product specification constraints, may limit SVRE’s ability to establish new commercial alliances, raise funding, and sell to alternative offtakers at market prices. These market and demand risks could have a material adverse effect on our business, financial condition, results of operations and prospects.

Product delivery disruptions due to logistics constraints, customs clearance issues, and sales readiness deficiencies could delay revenue generation and materially adversely affect our operations.

SVRE’s ability to generate revenue depends on the timely delivery of its products to customers. Product delivery may be disrupted or delayed by road, storage, and port infrastructure constraints, customs clearance issues, port congestion, carrier and container availability, increasing insurance costs, lack of sales team competency, adverse weather events or geopolitical tensions affecting the logistics sector. In addition, the logistics supply chain may be affected by damage to infrastructure and reduced transported volumes. Any significant disruption to SVRE’s sales readiness and product delivery capabilities could delay revenue generation and have a material adverse effect on our business, financial condition, results of operations and prospects.

SVRE may face significant risks in pursuing downstream integration opportunities, which could increase costs and divert resources without achieving the anticipated strategic benefits.

SVRE and the combined company may seek to extend operations beyond mining and mixed rare earth carbonate production into the midstream and downstream rare earth value chain, including separation, metallization, and permanent magnet production. Finding suitable and adequately priced downstream integration opportunities involves significant risks, including strategic misalignment with potential partners, unfavorable commercial terms, increased costs, and compliance challenges. Current operational performance, prevailing rare earth market prices, and cultural and technological differences between organizations may hinder integration efforts. Any failure to successfully identify, negotiate, and execute downstream integration opportunities could result in the diversion of management attention and resources without achieving the anticipated strategic or financial benefits, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Differences between planned and actual recovery and yield rates could reduce SVRE’s production volumes and revenues, and materially adversely affect our results of operations.

SVRE’s production forecasts and financial projections are based in part on geological models, mineral resource and reserve estimates, and assumed recovery and yield rates. Actual recovery and yield rates may differ materially from planned levels due to inaccurate geological models, overestimated reserves, suboptimal extraction methods, equipment performance issues, or ineffective reagents. Imprecision in mineral resource and reserve estimates may lead to inaccuracies in project planning, potentially affecting the economic viability of mining operations. Any sustained shortfall in recovery or yield rates could result in lower production volumes, higher per-unit costs, and reduced revenues, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Higher than anticipated operating and maintenance costs, and risks related to SVRE’s dry-stack tailings management, could reduce margins, increase capital requirements, and materially adversely affect our financial condition.

SVRE’s operations may be subject to higher than anticipated operating and maintenance costs, including excessive consumption of reagents, electricity, or diesel, additional capital expenditure requirements, and increased costs associated with the handling and transport of radioactive materials. Any such cost increases could put significant pressure on margins and cash flows, particularly during the ramp-up to commercial-scale production. In addition, SVRE’s use of a dry-stack tailings method, requires detailed design criteria and strict operational procedures, which, if not properly executed or maintained, could compromise the effectiveness of the waste management system and increase the likelihood of containment breaches or other failures. The materialization of any of these operational cost and tailings management risks could have a material adverse effect on our business, financial condition, results of operations and prospects.

If the Offtake Agreement is terminated for any reason or the buyer is unable to satisfy is obligations under the Offtake Agreement, SVRE may lose the significant commercial benefits provided by the Offtake Agreement and be forced to seek alternative buyers on less favorable terms or restrict operations, which could materially adversely affect the combined company’s business, financial condition, results of operations and prospects.

The Offtake Agreement, pursuant to which 100% of Phase I production from the Pela Ema mine of the four magnetic rare earth elements is allocated on a take-or-pay basis, was entered into between SV Management Switzerland AG (“SV Management Switzerland”), a wholly owned subsidiary of SVRE, and US SIIE, LLC (the “Counterparty”), a special purpose vehicle capitalized by the U.S. government and private capital sources. As a newly formed company, the Counterparty has no operating history and will need to build operating infrastructure and hire staff or otherwise secure personnel to support the performance of its obligations under the Offtake Agreement. There can be no assurance that the Counterparty will be successful in developing this capability on a timely basis, or at all.

The Offtake Agreement provides SVRE with a number of significant commercial benefits that underpin its business plan and financial projections. These benefits include the option for SVRE to deliver higher-value products, such as separated rare earth oxides. The arrangements under the Offtake Agreement are expected to provide a meaningful measure of certainty with respect to SVRE’s medium- and longer-term cash flows and to help de-risk the combined company’s revenue.

The Offtake Agreement may be subject to termination in certain circumstances, including as a result of a material breach by either party, changes in the regulatory or political environment, or other events beyond the control of SVRE or the Counterparty. If the Offtake Agreement is terminated for any reason, or if the Counterparty defaults on its purchase obligations, SVRE may be forced to seek alternative buyers for its rare earth products. There can be no assurance that alternative offtake arrangements would be available on comparable terms, or at all. Any alternative arrangements would likely not include the floor price protection, annual price escalation, favorable upside-sharing mechanics, take-or-pay volume commitments, or long-term duration provided by the Offtake Agreement. The loss of these protections would expose the combined company to the full volatility of rare earth commodity prices and market demand fluctuations, which could result in materially lower and less predictable revenue, reduced margins and impaired ability to service the combined company’s substantial indebtedness, including under the Retained Finance Agreement. In addition, SVRE has limited storage capacity for inventory and Counterparty’s failure to take delivery or the failure of alternative arrangements to result in deliveries could lead to storage being exhausted and SVRE forced to restrict operations. The occurrence of any of the foregoing events could have a material adverse effect on the combined company’s business, financial condition, results of operations and prospects.

The Senior Debt Facility to be made available to the Counterparty has not been documented, closed or funded and remains subject to numerous conditions, and the Merger may be completed even if such financing is never obtained.

The Counterparty is a special purpose vehicle capitalized by the U.S. government and private capital sources, and if the U.S. government or private capital sources fail to provide adequate capitalization to the Counterparty, the Counterparty may lack the financial resources necessary to perform its purchase obligations under the Offtake Agreement. The Senior Debt Facility component of that capitalization has not been documented, closed or and, as a result of the Offtake Agreement amendment (the “Offtake Amendment”) entered into on August 21, 2026 by and between SV Management Switzerland and the Counterparty, the requirement under Clause 2.2(b) of the Offtake Agreement with respect to that facility was revised such that it may be satisfied by entry into a commitment letter with a Tier-1 institutional bank, with the resulting facility to be reduced to binding long-form agreements promptly following the date on which the conditions precedent set forth in Clause 2.2 of the Offtake Agreement have been satisfied or waived, upon which the obligations of SV Management Switzerland to sell and deliver, and of the Counterparty to purchase and take delivery of or pay for, rare earth products under the Offtake Agreement take effect.

The Counterparty has entered into a commitment letter with a Tier-1 institutional bank, the committing bank’s commitment under which is subject to numerous conditions precedent, including the subscription by the applicable U.S. government entity for profit participation interests in the Counterparty in an aggregate principal amount of not less than $750 million, the proceeds of which are paid in cash and deposited into a collateral account, the negotiation, execution and delivery of definitive facility documentation satisfactory to the bank, the execution and delivery of material contracts, the receipt of all governmental and third-party approvals necessary for the financing and collateral perfection, the perfection of liens on the collateral, the accuracy of representations and warranties, and the absence of any default under the facility documentation or material contracts. Certain of these conditions afford the bank discretion to decline to fund. In addition, the commitment terminates at the earliest of (i) 11:59 p.m. (New York time) on December 31, 2026 and (ii) the suspension, termination or cancellation of the Offtake Agreement, in each case unless the closing of the Senior Debt Facility has occurred on or before such date, and the Counterparty may terminate the commitment at any time, with or without cause. Because the continued effectiveness of the Offtake Agreement is both a surviving condition to the SVRE Merger and one of only two events that automatically terminate the commitment, termination of the Offtake Agreement would simultaneously cause the loss of the Senior Debt Facility. There can be no assurance that the Senior Debt Facility will be documented, closed or funded, in whole or in part.

Because the requirement with respect to that facility under Clause 2.2(b) of the Offtake Agreement, as revised by the Offtake Amendment, may be satisfied by entry into a commitment letter rather than by a funded facility, if the Senior Debt Facility is not closed or funded, or if the Counterparty’s available cash and cash equivalents are otherwise insufficient, the Counterparty may be unable to perform its purchase and payment obligations under the Offtake Agreement, and SVRE may be forced to seek alternative buyers for its rare earth products on less favorable terms, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

The Offtake Agreement involves covenants that may restrict the ability of USAR and its subsidiaries to take actions important to our business strategy and could have a material adverse effect on the business, prospects, results of operations, financial position and cash flows of USAR.

The Offtake Agreement contains covenants to (i) subject to certain exceptions, during the term of the Offtake Agreement, sell and deliver to the United States government 100% of the production of the applicable products from Phase 1 at the Pela Ema mine, (ii) not locate separation facilities in any non-allied nation or permit any restricted person to have an interest in or otherwise be involved in any separation facilities, (iii) use commercially reasonable efforts to prohibit contractors and service providers from using, reselling, or otherwise providing any technology, software, hardware or other like asset that is owned or developed, or in which an interest is held, by a non-allied nation’s government, and (iv) not change or replace the Retained Finance Agreement except with DFC, the United States government or a person who is not a restricted person.

In addition, in connection with consummation of the SVRE Merger, USAR was required to implement certain governance rights and protective provisions, including restrictions with respect to, subject to certain exceptions, (i) consummating certain fundamental events other than to certain persons from permitted jurisdictions, (ii) completing a sale of assets critical to SVRE’s obligations under the Offtake Agreement, (iii) selling products or material assets designated by the Department of War during a time of conflict involving the United States as a priority to the national security of the United States (subject, in certain circumstances, to appropriate economic make whole arrangements in favor of USAR), (iv) knowingly issuing more than 19.9% of the common stock to persons who are not certain persons from permitted jurisdictions, and (v) consummating certain fundamental events subject to the jurisdiction of the Committee on Foreign Investment in the United States (“CFIUS”) without receipt of CFIUS clearance prior to consummation.

Compliance with the above covenants could restrict USAR’s ability to take actions that are important to our business strategy. If strategic transactions are prohibited by the Offtake Agreement or other covenants, USAR’s ability to execute our business strategy could be materially adversely affected. A failure to comply with these covenants could give rise to an event of default under the Offtake Agreement. If any such event of default is not waived, the Counterparty would have the right to exercise remedies, which may include, without limitation, termination of the Offtake Agreement and/or seeking damages. Any such remedies could materially adversely affect our business, prospects, results of operations, financial position and cash flows, and could cause volatility in or otherwise adversely affect, the price of our common stock.

Upon certain triggering events, the Counterparty may exercise an option under the Amended and Restated Call Option Agreement to purchase all of the equity interests in Merger Sub, which may undermine the execution of our mine-to-magnet strategy.

In accordance with the Call Option Agreement dated August 14, 2026 entered among SVRE, SVRE securityholders and the Counterparty, and as a condition to the consummation of the SVRE Merger, the parent company of Merger Sub, Merger Sub II LLC, agreed to amend and restate said Call Option Agreement to provide an option in respect of the entire equity interests of Merger Sub (the “Amended and Restated Call Option Agreement”).

Upon the occurrence of certain triggering events, the Counterparty may exercise an option to purchase all of the equity interests in Merger Sub. Triggering events consist of (i) solely in the event the U.S. government is not a lender, insolvency or similar circumstances involving the SVRE entities party to the Offtake Agreement, (ii) ceasing to use the Pela Ema mine site in Brazil or suspending activities in connection with the mine for a period of sixty days or more, (iii) breach of fundamental obligations under the Offtake Agreement, (iv) assignment of the Offtake Agreement or a change of control in breach of the Offtake Agreement, and (v) an event of default under financing documents entered with new lenders and written notice of the intention of such new lenders to foreclose on their collateral.

Any forced sale of Merger Sub may undermine the execution of our mine-to-magnet strategy and could materially adversely affect our business, prospects, results of operations, financial position and cash flows, and could cause volatility in or otherwise adversely affect, the price of our common stock.

While SVRE is not currently required to comply with the rules of the SEC implementing the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SVRE and its independent auditor have identified two matters with respect to SVRE’s 2025 and 2024 audited financial statements which would have represented material weaknesses in its internal control over financial reporting that would have required disclosure had it been subject to the requirements of the Sarbanes-Oxley Act at the relevant times.

In connection with the preparation of its financial statements for the years ended December 31, 2025 and 2024, SVRE and its independent auditor identified a number of deficiencies in the design and operating effectiveness of its internal control over financial reporting which constituted two material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness in 2025 related to the failure to design and maintain formal accounting policies, procedures and controls over significant accounts and disclosures to achieve complete, accurate and timely financial accounting, reporting and disclosures, including segregation of duties and adequate controls related to the preparation and review of journal entries. The material weakness in 2024 related to the closing process in preparing SVRE’s financial statements. Among other things, the initial financial statements provided for audit in 2024 did not reflect all known accounting transactions within SVRE and its subsidiaries, requiring subsequent revisions to incorporate omitted transactions before audit procedures could commence on finalized balances.

In response to the identification of the material weaknesses, SVRE’s management has implemented improvements, and continues to implement additional improvements, in SVRE’s internal controls and financial statement review.

If SVRE or its independent auditor, or following the closing of the SVRE Merger, the combined company or its independent registered public accounting firm, identifies additional material weaknesses in the future, fails to fully remedy the identified material weaknesses or otherwise fails to maintain an effective system of internal controls, the combined company may incur significant costs, expenses and management time in remediating such weaknesses or improving internal controls, which may adversely affect investor confidence in USAR, our stock price and our ability to access the capital markets.